As filed with the Securities and Exchange Commission on November 1, 2000
                       Securities Act File No. 333-78815
                    Investment Company Act File No. 811-09345
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            __________________________

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                   [ ]

         Pre-Effective Amendment No. ___                                  [ ]
         Post-Effective Amendment No. ___                                 [ ]

                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940           [X]

         Amendment No. 5                                                  [X]

                        (Check appropriate box or boxes.)


                               DE LEON FUNDS TRUST
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


   105 North Washington Street, Post Office Box 69, Rocky Mount, NC 27802-0069
   ---------------------------------------------------------------------------
           (Address of Principal Executive Offices)                 (Zip Code)


        Registrant's Telephone Number, including Area Code (252) 972-9922
                                                           --------------


                              C. Frank Watson, III
   105 North Washington Street, Post Office Box 69, Rocky Mount, NC 27802-0069
   ---------------------------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 With copies to:
                                 ---------------
                                 Jane A. Kanter
                                     Dechert
                              1775 Eye Street, N.W.
                            Washington, DC 20006-2401


Approximate Date of Proposed Public Offering:  As soon as  practicable after the
                                               Effective Date of this  Amendment
                                               ---------------------------------


It is proposed that this filing will become effective:  (check appropriate box)

          [X] immediately upon filing pursuant to paragraph (b);
          [ ] on ________ (date) pursuant to paragraph (b);
          [ ] 60 days after filing pursuant to paragraph (a)(1);
          [ ] on ________ (date) pursuant to paragraph (a)(1);
          [ ] 75 days after filing pursuant to paragraph (a)(2); or
          [ ] on ________ (date) pursuant to paragraph (a)(2) of rule 485.

                               DE LEON FUNDS TRUST

                       Contents of Registration Statement


This registration statement consists of the following papers and documents:

Cover Sheet
Contents of Registration Statement
de Leon Internet 100 Fund
    -Part A - Prospectus
    -Part B - Statement of Additional Information
Part C - Other Information and Signature Page
Exhibit Index
Exhibits

                                     PART A
                                     ======

CUSIP Number 241244102


________________________________________________________________________________

                                     de Leon
                                INTERNET 100 FUND
                                 A series of the
                               de Leon Funds Trust

                                 A No Load Fund
________________________________________________________________________________


                                   PROSPECTUS
                                November 1, 2000


The Board of Trustees of the Trust, at the request of the de Leon Capital Management, L.L.C. ("Advisor"), investment advisor to the de Leon Internet 100 Fund ("Fund"), decided at a Special Board of Trustees Meeting held on October 24, 2000 ("Board Meeting"), to discontinue the Fund's operations based on the Advisor's belief that the Fund is no longer economical to operate and that the best interests of the Fund and the Fund's shareholders would be served by discontinuing Fund operations. As a result of the decision to discontinue the Fund's operations, the Board of Trustees determined at the Board Meeting to discontinue accepting purchase orders for shares of the Fund. Also, the Trustees have directed that the Fund's portfolio securities be liquidated promptly and that the Fund redeem all outstanding shares as quickly as reasonably practicable.


                               Investment Advisor
                               ------------------
                       de Leon Capital Management, L.L.C.
                                  354 Broadway
                            New York, New York 10013

                                 1-877-655-1110
                                   (Toll Free)
                             www.internet100fund.com


The Securities and Exchange Commission has not approved or disapproved the securities being offered by this prospectus or determined whether this prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the FDIC, Federal Reserve Board, or any other agency and are subject to investment risks including possible loss of principal amount invested. Neither the Fund nor the Fund's distributor is a bank. You should read the prospectus carefully before you invest or send money.

                                TABLE OF CONTENTS



INTRODUCTION...................................................................2
   WHAT IS THE DE LEON INTERNET 100 INDEX^SM?..................................2

THE FUND.......................................................................2
   INVESTMENT OBJECTIVE........................................................2
   PRINCIPAL INVESTMENT STRATEGIES.............................................3

PRINCIPAL RISKS OF INVESTING IN THE FUND.......................................3
   MARKET RISK.................................................................3
   PASSIVE INVESTMENT MANAGEMENT RISK..........................................4
   CONCENTRATION RISK..........................................................4
   SMALL COMPANY RISK..........................................................4
   INITIAL PUBLIC OFFERINGS....................................................5
   DERIVATIVES.................................................................5
   SECURITIES LENDING..........................................................5

PERFORMANCE INFORMATION........................................................5

FEES AND EXPENSES OF THE FUND..................................................6

MANAGEMENT OF THE FUND.........................................................7
   THE INVESTMENT ADVISOR......................................................7
   THE ADMINISTRATOR...........................................................8
   THE TRANSFER AGENT..........................................................8
   THE DISTRIBUTOR.............................................................8
   OTHER EXPENSES..............................................................9

INVESTING IN THE FUND..........................................................9
   MINIMUM INVESTMENT..........................................................9
   DETERMINING THE FUND'S NET ASSET VALUE......................................9
   OTHER MATTERS..............................................................10
   PURCHASING SHARES OF THE FUND..............................................10
   REDEEMING SHARES OF THE FUND...............................................12

OTHER IMPORTANT INVESTMENT INFORMATION........................................15
   DIVIDENDS, DISTRIBUTIONS, AND TAXES........................................15
   FINANCIAL HIGHLIGHTS.......................................................16

ADDITIONAL INFORMATION................................................BACK COVER

                                  INTRODUCTION

WHAT IS THE DE LEON INTERNET 100 INDEX^SM?

The de Leon Internet 100 Index^SM has been developed by de Leon Capital Management, L.L.C. ("Advisor"), investment advisor to the Fund. The de Leon Internet 100 IndexSM is a portfolio of stocks comprised of the 100 largest publicly-traded "pure play" Internet stocks in terms of market capitalization. The Advisor defines a "pure play" Internet company as a company that derives the majority of its sales and customers from products and/or services directly tied to the Internet. The de Leon Internet 100 Index^SM was developed as a proxy for the performance of the entire universe of Internet stocks. It provides broad exposure to the major sectors of the Internet, including:

     o  E-commerce
     o  Content portals
     o  Access providers
     o  E-finance
     o  Internet software
     o  Internet services
     o  Infrastructure

As this rapidly growing and changing segment of the economy develops, additional companies and sectors may become relevant. The overriding criteria for inclusion in the de Leon Internet 100 Index^SM will be that a company is primarily dependent on the Internet for the majority of its revenues.

The  de  Leon   Internet   100   Index^SM  is   comprised  of  the  100  largest
publicly-traded "pure play" Internet stocks. Each stock is weighted using a formula that is based on market capitalization.

In order to enhance diversification while still retaining the general characteristics of a capitalization weighted portfolio, the Fund utilizes a modified capitalization weighting methodology. This methodology places a maximum limit on the percentage weighting each holding represents in the portfolio. The end result is a more diversified portfolio than would have been achieved under a strict market capitalization weighting methodology.


                                    THE FUND

INVESTMENT OBJECTIVE

The de Leon Internet 100 Fund seeks capital appreciation. In seeking to achieve its objective, the Fund will invest at least 80% in equity securities of the de Leon Internet 100 Index^SM - an index comprised of the 100 largest Internet companies traded on the NYSE, the AMEX, and the NASDAQ stock market.

PRINCIPAL INVESTMENT STRATEGIES

The de Leon Internet 100 Fund attempts to provide the investor with broad investment exposure to the Internet industry of the U.S. economy. The Fund will seek capital appreciation by investing primarily in the equity securities of the stocks included in the de Leon Internet 100 Index^SM, or a representative sample, and will weight each equity security using a formula that is based on each company's market capitalization.

The Fund will operate as a non-diversified fund. The Advisor may choose to limit the holdings of the largest stocks in the portfolio such that stocks comprising more than 5% of the portfolio will not comprise, as a group, more than 50% of the total portfolio. A listing of the stocks in the de Leon Internet 100 Index^SM and their relative capitalization weighting will be available on the Fund's website at www.internet100fund.com.

The Fund intends to remain fully invested at all times, investing approximately 95% of its net assets in equity securities. Approximately 5% will be left in cash to meet liquidity needs of the Fund. As shareholder purchases are received by the Fund, the percentage of cash will increase temporarily, while those funds await investment in additional equity securities.

The Fund also may invest up to 20% of its net assets in equity securities that are not part of the de Leon Internet 100 Index^SM. It is expected that these strategies will provide the Advisor with limited flexibility around the de Leon Internet 100 Index^SM and are expected to enhance performance within an industry that is fairly new and fluid. The types of securities in which the Fund may invest outside the de Leon Internet 100 Index^SM include (i) initial public offerings of companies within the Internet industry; (ii) new issues that are expected to be included in the de Leon Internet 100 Index^SM in the future;
(iii) Internet companies that are currently not in the de Leon Internet 100 Index^SM; and (iv) companies that substantial beneficiaries of the internet but are not "pure play."


                    PRINCIPAL RISKS OF INVESTING IN THE FUND

An investment in the Fund is subject to investment risks, including the possible loss of the principal amount invested, and there can be no assurance that the Fund will be successful in meeting its objective. The following sections describe some of the risks involved with portfolio investments of the Fund:

MARKET RISK

Market risk refers to the risk related to investments in securities in general and the daily fluctuations in the securities markets. The Fund's performance per share will change daily based on many factors, including fluctuations in interest rates, the quality of the instruments in the Fund's investment portfolio, national and international economic conditions, and general market conditions.

PASSIVE INVESTMENT MANAGEMENT RISK

At least 80% of the Fund is not actively managed through traditional methods of stock selection; rather it invests in stocks included in the de Leon Internet 100 Index^SM developed by the Advisor, or in a representative sample of those stocks, regardless of their investment merit. The Fund may be unable to modify their investment strategies to respond to changes in the economy and may be particularly susceptible to a general decline in Internet-related stocks. The Advisor is responsible for managing the de Leon Internet 100 Index^SM and the de Leon Internet 100 Fund.

CONCENTRATION RISK

The Internet is a small and highly volatile sub-industry of the economy that is still in its infancy. Internet companies are subject to intense competition, obsolescence, and rapid rate of change, which can lead to above average fluctuations in the market value of these companies. Many Internet stocks have risen in value based on anticipation of future earnings and company viability. If these future projections prove to be overly optimistic, shares of the corresponding companies may experience significant declines in market value. Many Internet companies are currently operating at a loss and it is not known when or if they will turn profitable. It is probable that some of today's public Internet companies will not exist in the future.

SMALL COMPANY RISK

Investing in the securities of small companies generally involves substantially greater risk than investing in larger, more established companies. Therefore, an investment in the Fund may involve a substantially greater degree of risk than an investment in other mutual funds that seek capital growth by investing in more established, larger companies. These risks are associated with a number of factors including:

o Greater volatility in the values of the securities than those securities of larger, more established companies, or the market averages in general, because securities of small companies usually have more limited marketability;
o Difficulty in buying or selling significant amounts of such shares without an unfavorable impact on prevailing prices because small companies normally have fewer shares outstanding to be traded than larger companies;
o Limited product lines, markets, or financial resources and possible lack of management depth;
o Vulnerability to greater changes in earnings and business prospects than larger, more established companies;
o The fact that small companies often are not well-known to the investing public, followed by the financial press or industry analysts, or have institutional ownership; and
o Presence of greater vulnerability than larger companies to adverse business or economic developments.

INITIAL PUBLIC OFFERINGS

The Fund may invest up to 20% of its assets in initial public offerings (IPOs). The effect of IPOs on the Fund's performance depends on a variety of factors, including the degree to which the Fund invests in IPOs as compared to the size of the Fund's assets and the extent to which such investments increase in value, if at all. Investments in IPOs involve similar investment risks as set forth above under "Small Company Risk." In addition, investments in IPOs may also result in an increase in the Fund's portfolio turnover rate, and, consequently, there may be an increase in transaction costs and expenses and the realization of short-term capital gains and distributions. There is no guarantee that a Fund's investments in IPOs will have a positive effect on the Fund's performance; in fact, the Fund may lose money as a result of its investments in IPOs.

DERIVATIVES

The Fund may invest in derivative investments (e.g., futures and options) to a limited extent. Derivatives are financial instruments whose values are derived, in part, from prices of other securities, indices, or rates. The use of derivatives is a highly specialized activity and there can be no guarantee that their use will increase the return of the Fund or protect its assets from declining in value. In fact, the use of derivatives may reduce the value of your investment if they are not timed correctly or are executed under adverse market conditions.

SECURITIES LENDING

In order to generate additional income, the Fund may lend up to 33% of its securities on a short-term basis to qualified institutions. By reinvesting the cash collateral it receives against the loans, the Fund might realize additional gains or losses. The principal risk of lending Fund securities is that the Fund could lose money if the borrower fails to return the securities on a timely basis. As a result, the Fund may lose the opportunity to sell the securities at a desirable price. The Fund could also lose money if the invested collateral declines in value.




                             PERFORMANCE INFORMATION

Because the Fund has not been in operation for an entire calendar year, there is no performance information to report for an annual period. However, the financial highlights for the fiscal period ended June 30, 2000 for the Fund are included in the "Financial Highlights" section. You may also request a copy of the audited Annual Report for the period ended June 30, 2000 at no charge by calling the Fund.

                          FEES AND EXPENSES OF THE FUND

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

                                Shareholder Fees
                    (fees paid directly from your investment)
                    -----------------------------------------

    Maximum sales charge (load) imposed on purchases
         (as a percentage of the offering price) ......................None
    Redemption fee ....................................................None

                         Annual Fund Operating Expenses
                  (expenses that are deducted from Fund assets)
                  ---------------------------------------------

    Management Fees...........................................0.75%
    Distribution and/or Service (12b-1) Fees..................0.25%
    Other Expenses............................................6.67%
                                                              ----
             Total Annual Fund Operating Expenses......................7.67%*
             Fee Waivers and/or Expense Reimbursement.................(5.77)%
                                                                       ----
             Net Expenses..............................................1.90%
                                                                       ====


* "Total Annual Fund Operating Expenses" are based upon actual expenses incurred by the Fund for the fiscal period from September 8, 1999 (commencement of operations) to June 30, 2000. The Advisor has entered into a contractual agreement with the Fund under which it has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, in an amount that limits "Total Annual Fund Operating Expenses" (exclusive of interest, taxes, brokerage fees and commissions, and extraordinary expenses) to not more than 1.90% of the average daily net assets of the Fund for the fiscal year ending June 30, 2001. It is expected that the contractual agreement will continue from year-to-year provided such continuance is approved by the Board of Trustees. See the "Expense Limitation Agreement" section below for more detailed information.

Example. This Example shows you the expenses that you may pay over time by investing in the Fund. Since all funds use the same hypothetical conditions, it should help you compare the costs of investing in the Fund versus other mutual funds. The Example assumes the following conditions:

     (1) You invest $10,000 in the Fund for the periods shown;
     (2) You reinvest all dividends and distributions;
     (3) You redeem all of your shares at the end of those periods;
     (4) You earn a 5% total return; and
     (5) The Fund's expenses remain the same.

Although your actual costs may be higher or lower, the following table shows you what your costs may be under the conditions listed above.

  --------------------- ----------- ---------- ----------- ------------
     Period Invested       1 Year     3 Years    5 Years     10 Years
  --------------------- ----------- ---------- ----------- ------------
        Your Costs          $193       $1,733     $3,191      $6,510
  --------------------- ----------- ---------- ----------- ------------

                             MANAGEMENT OF THE FUND

THE INVESTMENT ADVISOR

De Leon Capital Management, L.L.C., established as a limited liability corporation in Virginia in 1999, is the Fund's advisor. The Advisor developed the de Leon Internet 100 IndexSM of stocks as a means to replicate the performance of the overall Internet industry. The Advisor provides the Fund with a continuous program of supervision of the Fund's assets, including the composition of its portfolio, and furnishes advice and recommendations with respect  to  investments,  investment  policies,  and the  purchase  and sale of securities pursuant to an Investment Advisory Agreement with the Trust ("Advisory Agreement"). The Advisor's address is 354 Broadway, New York, New York 10013.

The Advisor has not previously served as an investment manager to any other registered investment company. However, the executives and members of the investment advisory staff of the Advisor have extensive experience in other capacities in managing investments for clients, including mutual funds, trusts, corporations, foundations, charitable organizations, retirement plans, and individuals. Paul John de Leon has overall responsibility for the general management of the Fund. Mr. de Leon has served as President of the Advisor since 1999 and served as Vice President and Portfolio Manager for Loomis Sayles & Co. since 1993.

The Advisor's Compensation

As full compensation for the investment advisory services provided to the Fund, the Fund pays the Advisor monthly compensation based on the Fund's daily average net assets at the annual rate of 0.75%. For the fiscal year ended June 30, 2000, the Advisor voluntarily waived all of its advisory fee.

Expense Limitation Agreement

In the interest of limiting expenses of the Fund, the Advisor has entered into an expense limitation agreement with the Trust ("Expense Limitation Agreement"), pursuant to which the Advisor has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of the Fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of the Fund's business) are limited to 1.90% of the average daily assets of the Fund for the fiscal year to end June 30, 2001. The Expense Limitation Agreement shall continue from year-to-year provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and
(ii) have no direct or indirect financial interest in the operation of this Expense Limitation Agreement.

The Fund may, at a later date, reimburse the Advisor for the fees waived or limited and other expenses assumed and paid by the Advisor pursuant to the Expense Limitation Agreement during any of the previous five (5) fiscal years, provided that the Fund has reached a sufficient asset size to permit such reimbursement to be made without causing the total annual expense ratio of the Fund to exceed the percentage limits stated above. Consequently, no reimbursement by the Fund will be made unless: (i) the Fund's assets exceed $20 million; (ii) the Fund's total annual expense ratio is less than the percentage stated above; and (iii) the payment of such reimbursement has been approved by the Trust's Board of Trustees on a quarterly basis.

Brokerage Practices

In selecting brokers and dealers to execute portfolio transactions, the Advisor may consider research and brokerage services furnished to the Advisor. Subject to seeking the most favorable net price and execution available, the Advisor may also consider sales of shares of the Fund as a factor in the selection of brokers and dealers.

THE ADMINISTRATOR

The Nottingham Company, Inc. ("Administrator") assists the Trust in the performance of its administrative responsibilities to the Fund, coordinates the services of each vendor of services to the Fund, and provides the Fund with other necessary administrative, fund accounting and compliance services. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services to the Fund.

THE TRANSFER AGENT

NC Shareholder Services, L.L.C. ("NCSS") serves as the transfer agent and dividend-disbursing agent for the Fund. As described in "Investing in the Fund," NCSS will handle your orders to purchase and redeem shares of the Fund and will disburse dividends paid by the Fund.

THE DISTRIBUTOR

Capital Investment Group, Inc. ("Distributor") is the principal underwriter and distributor of the Fund's shares and serves as the Fund's exclusive agent for the distribution of Fund shares. The Distributor may sell the Fund's shares to or through qualified securities dealers or others.

Distribution Plan

The Fund has adopted a distribution plan in accordance with Rule 12b-1 under the Investment Company Act of 1940. The Distribution Plan provides that the Fund will annually pay the Distributor up to 0.25% of the average daily net assets of the Fund's shares for activities primarily intended to result in the sale of those shares or the servicing of those shares, including to compensate entities for providing distribution and shareholder servicing with respect to the Fund's shares (this compensation is commonly referred to as "12b-1 fees"). Because the 12b-1 fees are paid out of the Fund's assets on an on-going basis, these fees, over time, will increase the cost of your investment and may cost you more than paying other types of sales loads.

OTHER EXPENSES

In addition to the management fees and the 12b-1 fees, the Fund pays all expenses not assumed by the Fund's Advisor, including, without limitation: the fees and expenses of its independent auditors and of its legal counsel; the costs of printing and mailing to shareholders annual and semi-annual reports, proxy statements, prospectuses, statements of additional information, and supplements thereto; the costs of printing registration statements; bank transaction charges and custodian's fees; any proxy solicitors' fees and expenses; filing fees; any federal, state, or local income or other taxes; any interest; any membership fees of the Investment Company Institute and similar organizations; fidelity bond and Trustees' liability insurance premiums; and any extraordinary expenses, such as indemnification payments or damages awarded in litigation or settlements made. All general Trust expenses are allocated among and charged to the assets of each separate series of the Trust, such as the Fund, on a basis that the Trustees deem fair and equitable, which may be on the basis of relative net assets of each series or the nature of the services performed and relative applicability to each series.


                              INVESTING IN THE FUND

MINIMUM INVESTMENT

Shares of the Fund are sold and redeemed at net asset value. Shares may be purchased by any account managed by the Advisor and any other institutional investor or any broker-dealer authorized to sell shares of the Fund. The minimum initial investment is $1,000 and the minimum additional investment is $250 ($100 for those participating in the automatic investment plan). The Fund may, in the Advisor's sole discretion, accept certain accounts with less than the minimum investment.


DETERMINING THE FUND'S NET ASSET VALUE

The price at which you purchase or redeem shares is based on the next calculation of net asset value after an order is accepted by an authorized broker, or broker authorized designee, or received in good form by the Fund. An order is considered to be in good form if it includes a complete and accurate application and payment in full of the purchase amount. The Fund's net asset value per share is calculated by dividing the value of the Fund's total assets, less liabilities (including Fund expenses, which are accrued daily), by the total number of outstanding shares of the Fund. The net asset value per share of the Fund is normally determined at the time regular trading closes on the NYSE (currently 4:00 p.m. Eastern time, Monday through Friday), except on business holidays when the NYSE is closed.

OTHER MATTERS

The Fund has authorized one or more brokers to accept purchase and redemption orders on its behalf and such brokers are authorized to designate intermediaries to accept orders on behalf of the Fund. In addition, orders will be deemed to have been received by the Fund when an authorized broker, or broker authorized designee, accepts the order. Investors may also be charged a fee if they effect transactions in fund shares through a broker or agent.


PURCHASING SHARES OF THE FUND

Regular Mail Orders

Payment for shares must be made by check or money order from a U.S. bank and payable in U.S. dollars. If checks are returned due to insufficient funds or other reasons, the Fund will charge a $20 fee or may redeem shares of the Fund already owned by the purchaser to recover any such loss. For regular mail orders, please complete the attached Fund Shares Application and mail it, along with your check made payable to the "de Leon Internet 100 Fund," to:

         de Leon Internet 100 Fund
         c/o NC Shareholder Services
         107 North Washington Street
         Post Office Box 4365
         Rocky Mount, North Carolina 27803-0365

The application must contain your Social Security Number ("SSN") or Taxpayer Identification Number ("TIN"). If you have applied for a SSN or TIN at the time of completing your account application but you have not received your number, please indicate this on the application. Taxes are not withheld from distributions to U.S. investors if certain IRS requirements regarding the SSN or TIN are met.

Bank Wire Orders

Purchases may also be made through bank wire orders. To establish a new account or add to an existing account by wire, please call the Fund at 1-877-655-1110, before wiring funds, to advise the Fund of the investment, dollar amount, and the account identification number. Additionally, please have your bank use the following wire instructions:

         First Union National Bank of North Carolina
         Charlotte, North Carolina
         ABA # 053000219
         For credit to:  de Leon Internet 100 Fund
         Account # 2000001293652
         For further credit to (shareholder's name and SSN or TIN)

Additional Investments

You may also add to your account by mail or wire at any time by purchasing shares at the then current public offering price. The minimum additional investment is $250. Before adding funds by bank wire, please call the Fund at 1-877-655-1110 and follow the above directions for wire purchases. Mail orders should include, if possible, the "Invest by Mail" stub that is attached to your Fund confirmation statement. Otherwise, please identify your account in a letter accompanying your purchase payment.

Automatic Investment Plan

The automatic investment plan enables shareholders to make regular monthly or quarterly investment in shares through automatic charges to their checking account. With shareholder authorization and bank approval, the Fund will automatically charge the checking account for the amount specified ($100 minimum), which will be automatically invested in shares at the public offering price on or about the 21st day of the month. The shareholder may change the amount of the investment or discontinue the plan at any time by writing to the Fund.

Exchange Feature

You may exchange shares of the Fund for shares of any other series of the Trust advised by the Advisor and offered for sale in the state in which you reside. Shares may be exchanged for shares of any other series of the Trust at the net asset value plus the percentage difference between that series' sales charge and any sales charge, previously paid by you in connection with the shares being exchanged. Prior to making an investment decision or giving us your instructions to exchange shares, please read the prospectus for the series in which you wish to invest.

The Advisor does not consider a pattern of frequent purchase and redemption transactions to be in the best interest of the shareholders of the Fund. Such a pattern may, at the discretion of the Advisor, be limited by the Fund's refusal to accept further purchase and/or exchange orders from an investor, after providing the investor with 60-days' prior notice.

The Board of Trustees  reserves  the right to suspend,  terminate,  or amend the
terms  of  the  exchange   privilege   upon  60-days'   written  notice  to  the
shareholders.

Stock Certificates

You do not have the option of receiving stock certificates for your shares. Evidence of ownership will be given by issuance of periodic account statements that will show the number of shares owned.

REDEEMING SHARES OF THE FUND

Regular Mail Redemptions

Regular mail redemption requests should be addressed to:

         de Leon Internet 100 Fund
         c/o NC Shareholder Services
         107 North Washington Street
         Post Office Box 4365
         Rocky Mount, North Carolina 27803-0365

Regular mail redemption requests should include:

1. Your letter of instruction specifying the Fund's name, your account number, and number of shares or the dollar amount to be redeemed. This request must be signed by all registered shareholders in the exact names in which they are registered;

2.  Any required signature guarantees (see "Signature Guarantees" below); and

3. Other supporting legal documents, if required in the case of estates, trusts, guardianships, custodianships, corporations, partnerships, pension or profit sharing plans, and other organizations.

Your redemption proceeds normally will be sent to you within 7 days after receipt of your redemption request. However, the Fund may delay forwarding a redemption check for recently purchased shares while it determines whether the purchase payment will be honored. Such delay (which may take up to 15 days from the date of purchase) may be reduced or avoided if the purchase is made by certified check or wire transfer. In all cases, the net asset value next determined after receipt of the request for redemption will be used in processing the redemption request.

Telephone and Bank Wire Redemptions

Unless you decline the telephone transaction privileges on your Account Application, you may redeem shares of the Fund by telephone. You may also redeem shares by bank wire under certain limited conditions. The Fund will redeem shares in this manner when so requested by the shareholder only if the shareholder confirms redemption instructions in writing.

The Fund may rely upon confirmation of redemption requests transmitted via facsimile (fax # 252-972-1908). The confirmation instructions must include:

1. Reference to the de Leon Internet 100 Fund;
2. Shareholder's name and account number;
3. Number of shares or dollar amount to be redeemed;
4. Instructions for transmittal of redemption funds to the shareholder; and
5. Shareholder signature as it appears on the application then on file with the Fund.

Redemption proceeds will not be distributed until written confirmation of the redemption request is received, per the instructions above. You can choose to have redemption proceeds mailed to you at your address of record, your bank, or to any other authorized person; or you can have the proceeds sent by bank wire to your bank ($5,000 minimum). Redemption proceeds cannot be wired on days when your bank is not open for business. You can change your redemption instructions anytime you wish by filing a letter including your new redemption instructions with the Fund. See "Signature Guarantees" below.

The Fund, in its discretion, may choose to pass through to redeeming shareholders any charges imposed by the custodian for wire redemptions. The custodian currently charges the Fund $10 per transaction for wiring redemption proceeds. If this cost is passed through to redeeming shareholders by the Fund, the charge will be deducted automatically from your account by redemption of shares in your account. Your bank or brokerage firm may also impose a charge for processing the wire. If wire transfer of funds is impossible or impractical, the redemption proceeds will be sent by mail to the designated account.

You may redeem shares, subject to the procedures outlined above, by calling the Fund at 1-877-655-1110. Redemption proceeds will only be sent to the bank account or person named in your Fund Shares Application currently on file with the Fund. Telephone redemption privileges authorize the Fund to act on telephone instructions from any person representing himself or herself to be the investor and reasonably believed by the Fund to be genuine. The Fund will employ reasonable procedures, such as requiring a form of personal identification, to confirm that instructions are genuine, and if it does not follow such procedures, the Fund will be liable for any losses due to fraudulent or unauthorized instructions. In general, if the Fund sends written transaction confirmations and if you do not specifically decline telephone redemption privileges on the account application, the Fund will not be liable for following telephone instructions reasonably believed to be genuine. Therefore, you have the risk of loss due to unauthorized or fraudulent instructions.

Small Accounts

The Fund reserves the right to redeem involuntarily any account having a net asset value of less than $1,000 (due to redemptions, exchanges, or transfers, and not due to market action) upon 60-days' written notice. If the shareholder brings his account net asset value up to at least $1,000 during the notice period, the account will not be redeemed. Redemptions from retirement plans may be subject to federal income tax withholding.

Systematic Withdrawal Plan

A shareholder who owns shares of the Fund valued at $2,500 or more at the current offering price may establish a Systematic Withdrawal Plan to receive a monthly or quarterly check in a stated amount, not less than $100. Each month or quarter, as specified, the Fund will automatically redeem sufficient shares from your account to meet the specified withdrawal amount. The shareholder may establish this service whether dividends and distributions are reinvested in shares of the Fund or paid in cash. Call or write the Fund for an application form.

Signature Guarantees

To protect your account and the Fund from fraud, signature guarantees are required to be sure that you are the person who has authorized a change in registration or standing instructions for your account. Signature guarantees are required for (1) change of registration requests; (2) requests to establish or to change exchange privileges or telephone and bank wire redemption service other than through your initial account application; and (3) redemption requests in excess of $50,000. Signature guarantees are acceptable from a member bank of the Federal Reserve System, a savings and loan institution, credit union (if authorized under state law), registered broker-dealer, securities exchange, or association clearing agency and must appear on the written request for change of registration, establishment or change in exchange privileges, or redemption request.

Redemptions in Kind

The Fund does not intend, under normal circumstances, to redeem its securities by payment in kind. It is possible, however, that conditions may arise in the future, which would, in the opinion of the Trustees, make it undesirable for the Fund to pay for all redemptions in cash. In such case, the Board of Trustees may authorize payment to be made in readily marketable portfolio securities of the Fund. Securities delivered in payment of redemptions would be valued at the same value assigned to them in computing the net asset value per share. Shareholders receiving them would incur brokerage costs when these securities are sold. An irrevocable election has been filed under Rule 18f-1 of the 1940 Act, wherein the Fund committed themselves to pay redemptions in cash, rather than in kind, to any shareholder of record of the Fund who redeems during any 90-day period, the lesser of (a) $250,000 or (b) one percent (1%) of the Fund's net asset value at the beginning of such period.

Suspension of Redemptions

All redemption requests will be processed and payment with respect thereto will normally be made within seven days after tenders. The Fund may suspend redemption, if permitted by the 1940 Act, for any period during which the NYSE is closed or during which trading is restricted by the Securities and Exchange Commission ("SEC") or if the SEC declares that an emergency exists. Redemptions may also be suspended during other periods permitted by the SEC for the protection of the Fund's shareholders. Additionally, during drastic economic and market changes, telephone redemption privileges may be difficult to implement. Also, if the Trustees determine that it would be detrimental to the best interest of the Fund's remaining shareholders to make payment in cash, the Fund may pay redemption proceeds in whole or in part by a distribution in kind of readily marketable securities.

                     OTHER IMPORTANT INVESTMENT INFORMATION

DIVIDENDS, DISTRIBUTIONS, AND TAXES

The  following  information  is meant as a general  summary for U.S.  taxpayers.
Additional tax information appears in the Statement of Additional Information ("SAI"). Shareholders should rely on their own tax advisers for advice about the particular federal, state and local tax consequences to them of investing in the Fund.

The Fund will distribute most of its income and gains to its shareholders every year. Income dividends and capital gains distributions, if any, will be made at least annually. Shareholders may elect to take income dividends or capital gains distributions, if any, in cash or reinvest them in additional fund shares. Although the Fund will not be taxed on amounts it distributes, shareholders will generally be taxed, regardless of whether distributions are received in cash or are reinvested in additional Fund shares. A particular distribution generally will be taxable as either ordinary income or long-term capital gains. If the Fund designates a distribution as a capital gain distribution, it will be taxable to shareholders as long-term capital gains, regardless of how long they have held their Fund shares.

If the Fund declares a dividend in October, November, or December but pays it in January, it may be taxable to shareholders as if they received it in the year it was declared. Each year, each shareholder will receive a statement detailing the tax status of the Fund distributions for that year.

Distributions may be subject to state and local taxes, as well as federal taxes.

Shareholders who hold Fund shares in a tax-deferred account, such as a retirement plan, generally will not have to pay tax on Fund distributions until they receive distributions from the account.

A shareholder that sells or redeems shares will generally realize a capital gain or loss, which will be long-term or short-term, generally depending upon the shareholder's holding period for the Fund shares. An exchange of shares may be treated as a sale and may be subject to income taxes.

As with all mutual funds, the Fund may be required to withhold U.S. federal income tax at the rate of 31% of all taxable distributions payable to shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against a shareholder's U.S. federal income tax liability.

FINANCIAL HIGHLIGHTS

The financial data included in the table below have been derived from audited financial statements of the Fund for the fiscal period ended June 30, 2000. The financial data have been audited by Deloitte & Touche LLP, independent auditors, whose report covering such period is incorporated by reference into the SAI. This information should be read in conjunction with the Fund's latest audited annual financial statements and notes thereto, which are also incorporated by reference into the SAI, a copy of which may be obtained at no charge by calling the Fund. Further information about the performance of the Fund is contained in the Annual Report of the Fund, a copy of which may also be obtained at no charge by calling the Fund at 1-877-655-1110.

                 (For a Share Outstanding throughout the Period)
==================================================== ====================
                                                         Period ended
                                                      June 30, 2000 (a)
---------------------------------------------------- --------------------
Net asset value, beginning of period                        $10.00
---------------------------------------------------- --------------------
    Income from investment operations
        Net investment loss                                  (0.07)
        Net realized and unrealized gain on
         investments                                          3.27 (b)
                                                              ----
            Total from investment operations                  3.20
                                                              ----
---------------------------------------------------- --------------------
Net asset value, end of period                              $13.20
                                                            ======
---------------------------------------------------- --------------------
Total return                                                 32.00 %(c)
                                                             =====
---------------------------------------------------- --------------------
Ratios/supplemental data
---------------------------------------------------- --------------------
    Net assets, end of period                             $2,691,774
                                                          ==========
---------------------------------------------------- --------------------
    Ratio of expenses to average net assets
     Before expense reimbursements and waived fees            7.67 % (d)
     After expense reimbursements and waived fees             1.00 % (d)
---------------------------------------------------- --------------------
    Ratio of net investment loss to average net assets
     Before expense reimbursements and waived fees           (7.52)% (d)
     After expense reimbursements and waived fees            (0.85)% (d)
---------------------------------------------------- --------------------
    Portfolio turnover rate                                  31.29 %
==================================================== ====================


(a) For the period from September 8, 1999 (commencement of operations) to June 30, 2000.
(b) The per share amount is not consistent with the net realized loss for the period because of the timing of sales of fund shares and the amount of per share realized loss at such time.
(c) Not annualized.
(d) Annualized.

                             ADDITIONAL INFORMATION

________________________________________________________________________________

                                     de Leon
                                INTERNET 100 FUND

                                 A No Load Fund
________________________________________________________________________________


Additional information about the Fund is available in the Fund's SAI, which is incorporated by reference into this prospectus. Additional information about the Fund's investments is also available in the Fund's Annual and Semi-annual Reports to shareholders. The Fund's Annual Report will include a discussion of market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

The SAI and the Annual and Semi-annual Reports will be available free of charge upon request (you may also request other information about the Fund or make shareholder inquiries) by contacting the Fund:

            By telephone (Toll Free):  1-877-655-1110

            By mail:                   de Leon Internet 100 Fund
                                       c/o NC Shareholder Services
                                       107 North Washington Street
                                       Post Office Box 4365
                                       Rocky Mount, NC 27803-0365

            By e-mail:                 info@ncfunds.com

            On the Internet:           www.internet100fund.com

Information about the Fund can also be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Inquiries on the operations of the public reference room may be made by calling the SEC at 1-202-942-8090. Reports and other information about the Fund are available on the SEC's Internet site at http://www.sec.gov, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.


                  Investment Company Act file number 811-09345

                                     PART B
                                     ======

                                     de Leon
                                INTERNET 100 FUND

                                 A series of the
                               DE LEON FUNDS TRUST
                              107 North Washington
                          Street, Post Office Box 4365
                     Rocky Mount, North Carolina 27803-0365
                            Telephone 1-877-655-1110

                                November 1, 2000







                                Table of Contents
                                -----------------

OTHER INVESTMENT POLICIES..................................................... 2
INVESTMENT LIMITATIONS........................................................ 6
PORTFOLIO TRANSACTIONS........................................................ 8
NET ASSET VALUE............................................................... 9
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION............................... 10
DESCRIPTION OF THE TRUST..................................................... 11
ADDITIONAL INFORMATION CONCERNING TAXES...................................... 12
MANAGEMENT AND OTHER SERVICE PROVIDERS....................................... 13
SPECIAL SHAREHOLDER SERVICES................................................. 16
ADDITIONAL INFORMATION ON PERFORMANCE........................................ 18
FINANCIAL STATEMENTS......................................................... 19
APPENDIX A - DESCRIPTION OF RATINGS.......................................... 20








This Statement of Additional Information ("SAI") is meant to be read in conjunction with the Prospectus, dated November 1, 2000, for the de Leon Internet 100 Fund ("Fund"), and is incorporated by reference in its entirety into the Prospectus. Because this SAI is not itself a prospectus, no investment in shares of the Fund should be made solely upon the information contained herein. Copies of the Fund's Prospectus may be obtained at no charge by writing or calling the Fund at the address and phone number shown above. Capitalized terms used but not defined herein have the same meanings as in the Prospectus.

                            OTHER INVESTMENT POLICIES

The Fund was organized in 1999 as a non-diversified, open-end management company. The following policies supplement the Fund's investment objectives and policies as set forth in the Prospectus. Attached to this SAI is Appendix A, which contains descriptions of the rating symbols used by Rating Agencies for securities in which the Fund may invest.

Repurchase Agreements. The Fund may acquire U.S. Government Securities or corporate debt securities subject to repurchase agreements. A repurchase transaction occurs when, at the time the Fund purchases a security (normally a U.S. Treasury obligation), it also resells it to the vendor (normally a member bank of the Federal Reserve or a registered Government Securities dealer) and must deliver the security (and/or securities substituted for them under the repurchase agreement) to the vendor on an agreed upon date in the future. The repurchase price exceeds the purchase price by an amount which reflects an agreed upon market interest rate effective for the period of time during which the repurchase agreement is in effect. Delivery pursuant to the resale will occur within one to seven days of the purchase.

Repurchase agreements are considered "loans" under the Investment Company Act of 1940, as amended (the "1940 Act"), collateralized by the underlying security. The Trust will implement procedures to monitor on a continuous basis, the value of the collateral serving as security for repurchase obligations. Additionally, the Advisor to the Fund will consider the creditworthiness of the vendor. If the vendor fails to pay the agreed upon resale price on the delivery date, the Fund will retain or attempt to dispose of the collateral. The Fund's risk is that such default may include any decline in value of the collateral to an amount which is less than 100% of the repurchase price, any costs of disposing of such collateral, and any loss resulting from any delay in foreclosing on the collateral. The Fund will not enter into any repurchase agreement which will cause more than 10% of their net assets to be invested in repurchase agreements which extend beyond seven days and other illiquid securities.

Money Market Instruments. Money market instruments may include U.S. Government Securities or corporate debt securities (including those subject to repurchase agreements), provided that they mature in thirteen months or less from the date of acquisition and are otherwise eligible for purchase by the Fund. Money market instruments also may include Banker's Acceptances and Certificates of Deposit of domestic branches of U.S. banks, Commercial Paper and Variable Amount Demand Master Notes ("Master Notes"). Banker's Acceptances are time drafts drawn on and "accepted" by a bank. When a bank "accepts" such a time draft, it assumes liability for its payment. When a Fund acquires a Banker's Acceptance the bank which "accepted" the time draft is liable for payment of interest and principal when due. The Banker's Acceptance carries the full faith and credit of such bank. A Certificate of Deposit ("CD") is an unsecured interest-bearing debt obligation of a bank. Commercial Paper is an unsecured, short-term debt obligation of a bank, corporation or other borrower. Commercial Paper maturity generally ranges from two to 270 days and is usually sold on a discounted basis rather than as an interest-bearing instrument. The Fund will invest in Commercial Paper only if it is rated one of the top two rating categories by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P"), Fitch Investors Service, Inc. ("Fitch") or Duff & Phelps ("D&P") or, if not rated, of equivalent quality in the Advisor's opinion. Commercial Paper may include Master Notes of the same quality. Master Notes are unsecured obligations which are redeemable upon demand of the holder and which permit the investment of fluctuating amounts at varying rates of interest. Master Notes are acquired by the Fund only through the Master Note program of the Fund's custodian bank, acting as administrator thereof. The Advisor will monitor, on a continuous basis, the earnings power, cash flow and other liquidity ratios of the issuer of a Master Note held by the Fund.

Illiquid Investments. The Fund may invest up to 15% of its net assets in illiquid securities, which are investments that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the prices at which they are valued. Under the supervision of the Board of Trustees, the Advisor determines the liquidity of a Fund's investments and, through reports from the Advisor, the Board monitors investments in illiquid instruments. In determining the liquidity of a Fund's investments, the Advisor may consider various factors including (i) the frequency of trades and quotations, (ii) the number of dealers and prospective purchasers in the marketplace, (iii) dealer undertakings to make a market, (iv) the nature of the security (including any demand or tender features) and (v) the nature of the marketplace for trades (including the ability to assign or offset the Fund's rights and obligations relating to the investment). Investments currently considered by the Fund to be illiquid include repurchase agreements not entitling the holder to payment of principal and interest within seven days. If through a change in values, net assets or other circumstances, a Fund were in a position where more than 10% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity. The Fund may not purchase restricted securities, which are securities that cannot be sold to the public without registration under the federal securities laws.

Lending of Portfolio Securities. In order to generate additional income, the Fund may lend portfolio securities in an amount up to 33% of total Fund assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities which the Advisor has determined are creditworthy under guidelines established by the Board of Trustees. In determining whether the Fund will lend securities, the Advisor will consider all relevant facts and circumstances. The Fund may not lend securities to any company affiliated with the Advisor. Each loan of securities will be collateralized by cash, securities or letters of credit. The Fund might experience a loss if the borrower defaults on the loan.

The borrower at all times during the loan must maintain with the Fund cash or cash equivalent collateral, or provide to the Fund an irrevocable letter of credit equal in value to at least 100% of the value of the securities loaned. While the loan is outstanding, the borrower will pay the Fund any interest paid on the loaned securities, and the Fund may invest the cash collateral to earn additional income. Alternatively, the Fund may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. It is anticipated that the Fund may share with the borower some of the income received on the collateral for the loan or the Fund will be paid a premium for the loan. Loans are subject to termination at the option of the Fund or the borrower at any time. The Fund may pay reasonable administrative and custodial fees in connection with a loan, and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

Futures Contracts. A futures contract is a bilateral agreement to buy or sell a security (or deliver a cash settlement price, in the case of a contract relating to an index or otherwise not calling for physical delivery at the end of trading in the contracts) for a set price in the future. Futures contracts are designated by boards of trade which have been designated "contracts markets" by the Commodities Futures Trading Commission ("CFTC"). No purchase price is paid or received when the contract is entered into. Instead, the Fund, upon entering into a futures contract (and to maintain the Fund's open positions in futures contracts), would be required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash, United States Government securities, suitable money market instruments, or liquid, high-grade debt securities, known as "initial margin." The margin required for a particular futures contract is set by the exchange on which the contract is traded, and may be significantly modified from time to time by the exchange during the term of the contract. Futures contracts are customarily purchased and sold on margin that may range upward from less than 5% of the value of the contract being traded. By using futures contracts as a risk management technique, given the greater liquidity in the futures market than in the cash market, it may be possible to accomplish certain results more quickly and with lower transaction costs.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. These subsequent payments, called "variation margin," to and from the futures broker, are made on a daily basis as the price of the underlying assets fluctuate, making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market." The Fund expects to earn interest income on their initial and variation margin deposits.

The Fund will incur brokerage fees when they purchase and sell futures contracts. Positions taken in the futures markets are not normally held until delivery or cash settlement is required, but are instead liquidated through offsetting transactions which may result in a gain or a loss. While futures positions taken by the Fund will usually be liquidated in this manner, the Fund may instead make or take delivery of underlying securities whenever it appears economically advantageous for the Fund to do so. A clearing organization associated with the exchange on which futures are traded assumes responsibility for closing out transactions and guarantees that as between the clearing members of an exchange, the sale and purchase obligations will be performed with regard to all positions that remain open at the termination of the contract.

Securities Index Futures Contracts. Purchases or sales of securities index futures contracts may be used in an attempt to protect the Fund's current or intended investments from broad fluctuations in securities prices. A securities index futures contract does not require the physical delivery of securities, but merely provides for profits and losses resulting from changes in the market value of the contract to be credited or debited at the close of each trading day to the respective accounts of the parties to the contract. On the contract's expiration date a final cash settlement occurs and the futures positions are simply closed out. Changes in the market value of a particular index futures contract reflect changes in the specified index of securities on which the future is based.

By establishing an appropriate "short" position in index futures, the Fund may also seek to protect the value of its portfolio against an overall decline in the market for such securities. Alternatively, in anticipation of a generally rising market, the Fund can seek to avoid losing the benefit of apparently low current prices by establishing a "long" position in securities index futures and later liquidating that position as particular securities are in fact acquired. To the extent that these hedging strategies are successful, the Fund will be affected to a lesser degree by adverse overall market price movements than would otherwise be the case.

Options on Futures Contracts. The Fund may purchase exchange-traded call and put options on futures contracts and write exchange-traded call options on futures contracts. These options are traded on exchanges that are licensed and regulated by the CFTC for the purpose of options trading. A call option on a futures contract gives the purchaser the right, in return for the premium paid, to purchase a futures contract (assume a "long" position) at a specified exercise price at any time before the option expires. A put option gives the purchaser the right, in return for the premium paid, to sell a futures contract (assume a "short" position), for a specified exercise price at any time before the option expires.

The Fund will write only options on futures contracts that are "covered." The Fund will be considered "covered" with respect to a put option it has written if, so long as it is obligated as a writer of the put, the Fund segregates with its custodian cash, United States Government securities or liquid securities at all times equal to or greater than the aggregate exercise price of the puts it has written (less any related margin deposited with the futures broker). The Fund will be considered "covered" with respect to a call option they have written on a debt security future if, so long as it is obligated as a writer of the call, the Fund owns a security deliverable under the futures contract. The Fund will be considered "covered" with respect to a call option it has written on a securities index future if the Fund owns, so long as the Fund is obligated as the writer of the call, the Fund of securities the price changes of which are, in the opinion of the Manager, expected to replicate substantially the movement of the index upon which the futures contract is based.

Upon the exercise of a call option, the writer of the option is obligated to sell the futures contract (to deliver a "long" position to the option holder) at the option exercise price, which will presumably be lower than the current market price of the contract in the futures market. Upon exercise of a put, the writer of the option is obligated to purchase the futures contract (deliver a "short" position to the option holder) at the option exercise price, which will presumably be higher than the current market price of the contract in the futures market. When the holder of an option exercises it and assumes a long futures position, in the case of a call, or a short futures position, in the case of a put, its gain will be credited to its futures margin account, while the loss suffered by the writer of the option will be debited to its account and must be immediately paid by the writer. However, as with the trading of futures, most participants in the options markets do not seek to realize their gains or losses by exercise of their option rights. Instead, the holder of an option will usually realize a gain or loss by buying or selling an offsetting option at a market price that will reflect an increase or a decrease from the premium originally paid.

If the Fund writes options on futures contracts, the Fund will receive a premium but will assume a risk of adverse movement in the price of the underlying futures contract comparable to that involved in holding a futures position. If the option is not exercised, the particular Fund will realize a gain in the amount of the premium, which may partially offset unfavorable changes in the value of securities held in or to be acquired for the Fund. If the option is exercised, the Fund will incur a loss in the option transaction, which will be reduced by the amount of the premium it has received, but which will offset any favorable changes in the value of its portfolio securities or, in the case of a put, lower prices of securities it intends to acquire.

Options on futures contracts can be used by the Fund to hedge substantially the same risks as might be addressed by the direct purchase or sale of the underlying futures contracts. If the Fund purchases an option on a futures contract, it may obtain benefits similar to those that would result if it held the futures position itself. Purchases of options on futures contracts may present less risk in hedging than the purchase and sale of the underlying futures contracts since the potential loss is limited to the amount of the premium plus related transaction costs.

The purchase of put options on futures contracts is a means of hedging the Fund of securities against a general decline in market prices. The purchase of a call option on a futures contract represents a means of hedging against a market advance when the particular Fund is not fully invested.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the underlying securities. If the futures price at expiration is below the exercise price, the Fund will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the value of the Fund's holdings of securities. The writing of a put option on a futures contract is analogous to the purchase of a futures contract in that it hedges against an increase in the price of securities the Fund intends to acquire. However, the hedge is limited to the amount of premium received for writing the put.

Limitations on Purchase and Sale of Futures Contracts and Options on Futures Contracts. The Fund will not engage in transactions in futures contracts and related options for speculation. In addition, the Fund will not purchase or sell futures contracts or related options unless either (1) the futures contracts or options thereon are purchased for "bona fide hedging" purposes (as defined under the CFTC regulations) or (2) if purchased for other purposes, the sum of the amounts of initial margin deposits on the Fund's existing futures and premiums required to establish non-hedging positions, less the amount by which any such options positions are "in-the-money" (as defined under CFTC regulations) would not exceed 5% of the liquidation value of the Fund's total assets. In instances involving the purchase of futures contracts or the writing of put options thereon by the Fund, an amount of cash and cash equivalents, equal to the cost of such futures contracts or options written (less any related margin deposits), will be deposited in a segregated account with its custodian, thereby insuring that the use of such futures contracts and options is unleveraged. In instances involving the sale of futures contracts or the writing of call options thereon by the Fund, the securities underlying such futures contracts or options will at all times be maintained by the Fund or, in the case of index futures and related options, the Fund will own securities the price changes of which are, in the opinion of the Manager, expected to replicate substantially the movement of the index upon which the futures contract or option is based.

Options. A call option is a contract which gives the purchaser of the option (in return for a premium paid) the right to buy, and the writer of the option (in return for a premium received) the obligation to sell, the underlying security at the exercise price at any time prior to the expiration of the option, regardless of the market price of the security during the option period. A call option on a security is covered, for example, when the writer of the call option owns the security on which the option is written (or on a security convertible into such a security without additional consideration) throughout the option period.

Writing Call Options. The Fund will write covered call options both to reduce the risks associated with certain of its investments and to increase total investment return through the receipt of premiums. In return for the premium income, the Fund will give up the opportunity to profit from an increase in the market price of the underlying security above the exercise price so long as its obligations under the contract continue, except insofar as the premium represents a profit. Moreover, in writing the call option, the Fund will retain the risk of loss should the price of the security decline. The premium is intended to offset that loss in whole or in part. Unlike the situation in which the Fund owns securities not subject to a call option, the Fund, in writing call options, must assume that the call may be exercised at any time prior to the expiration of its obligation as a writer, and that, in such circumstances, the net proceeds realized from the sale of the underlying securities pursuant to the call may be substantially below the prevailing market price.

The Fund may terminate its obligation under an option it has written by buying an identical option. Such a transaction is called a "closing purchase transaction." The Fund will realize a gain or loss from a closing purchase transaction if the amount paid to purchase a call option is less or more than the amount received from the sale of the corresponding call option. Also, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the exercise or closing out of a call option is likely to be offset in whole or part by unrealized appreciation of the underlying security owned by the Fund. When an underlying security is sold from the Fund's securities portfolio, the Fund will effect a closing purchase transaction so as to close out any existing covered call option on that underlying security.

Writing Put Options. The writer of a put option becomes obligated to purchase the underlying security at a specified price during the option period if the buyer elects to exercise the option before its expiration date. If the Fund writes a put option, the Fund will be required to "cover" it, for example, by depositing and maintaining in a segregated account with its custodian cash, U.S. Government securities or other liquid securities having a value equal to or greater than the exercise price of the option.

The Fund may write put options either to earn additional income in the form of option premiums (anticipating that the price of the underlying security will remain stable or rise during the option period and the option will therefore not be exercised) or to acquire the underlying security at a net cost below the current value (e.g., the option is exercised because of a decline in the price of the underlying security, but the amount paid by the Fund, offset by the option premium, is less than the current price). The risk of either strategy is that the price of the underlying security may decline by an amount greater than the premium received. The premium which the Fund receives from writing a put option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to that market price, the historical price volatility of the underlying security, the option period, supply and demand and interest rates. The Fund may effect a closing purchase transaction to realize a profit on an outstanding put option or to prevent an outstanding put option from being exercised.

Purchasing Put and Call Options. The Fund may purchase put options on securities to protect their holdings against a substantial decline in market value. The purchase of put options on securities will enable the Fund to preserve, at least partially, unrealized gains in an appreciated security in its portfolio without actually selling the security. In addition, the Fund will continue to receive interest or dividend income on the security. The Fund may also purchase call options on securities to close out positions. The Fund may sell put or call options they have previously purchased, which could result in a net gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the put or call option which was bought.

Securities Index Options. The Fund may write covered put and call options and purchase put and call options on securities indexes for the purpose of hedging against the risk of unfavorable price movements adversely affecting the value of the Fund's securities or securities it intends to purchase. The Fund writes only "covered" options. A call option on a securities index is considered covered, for example, if, so long as the Fund is obligated as the writer of the call, it holds securities the price changes of which are, in the opinion of the Manager, expected to replicate substantially the movement of the index or indexes upon which the options written by the Fund are based. A put on a securities index written by the Fund will be considered covered if, so long as it is obligated as the writer of the put, the Fund segregates with its custodian cash, United States Government securities or other liquid high-grade debt obligations having a value equal to or greater than the exercise price of the option. Unlike a stock option, which gives the holder the right to purchase or sell a specified stock at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the difference between the exercise price of the option and the value of the underlying stock index on the exercise date, multiplied by (ii) a fixed "index multiplier."

A securities index fluctuates with changes in the market value of the securities so included. For example, some securities index options are based on a broad market index such as the S&P 500 Index or the NYSE Composite Index, or a narrower market index such as the S&P 100 Index. Indexes may also be based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index.

Forward Commitment & When-Issued Securities. The Fund may purchase securities on a when-issued basis or for settlement at a future date if the Fund holds sufficient assets to meet the purchase price. In such purchase transactions, the Fund will not accrue interest on the purchased security until the actual settlement. Similarly, if a security is sold for a forward date, the Fund will accrue the interest until the settlement of the sale. When-issued security purchases and forward commitments have a higher degree of risk of price movement before settlement due to the extended time period between the execution and settlement of the purchase or sale. As a result, the exposure to the counterparty of the purchase or sale is increased. Although the Fund would generally purchase securities on a forward commitment or when-issued basis with the intention of taking delivery, the Fund may sell such a security prior to the settlement date if the Advisor felt such action was appropriate. In such a case, the Fund could incur a short-term gain or loss.


                             INVESTMENT LIMITATIONS

The Fund has adopted the following fundamental investment limitations, which cannot be changed without approval by holders of a majority of the outstanding voting shares of the Fund. A "majority" for this purpose means, with respect to the Fund, the lesser of (i) 67% of the Fund's outstanding shares represented in person or by proxy at a meeting at which more than 50% of its outstanding shares are represented, or (ii) more than 50% of its outstanding shares. Unless otherwise indicated, percentage limitations apply at the time of purchase.

As a matter of fundamental policy, the Fund:

1. Will not deviate from the Fund's fundamental investment objective and policy that it will concentrate the Fund's investments in the Internet industry and the Fund will not invest more than 25% of its total assets in any other industry.

2. May (i) borrow money from banks and (ii) make other investments or engage in other transactions permissible under the 1940 Act which may involve a borrowing, provided that the combination of (i) and (ii) shall not exceed 33 1/3% of the value of the Fund's total assets (including the amount borrowed), less the Fund's liabilities (other than borrowings), except that the Fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) from a bank for temporary or emergency purposes (but not for leverage or the purchase of investments).

3.       May not issue senior  securities,  except as  permitted  under the 1940
         Act.

4. May not act as an underwriter of another issuer's securities, except to the extent that the Fund may be deemed to be an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of portfolio securities.

5. May not purchase or sell physical commodities unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Fund from purchasing or selling options, futures contracts, or other derivative instruments, or from investing in securities or other instruments backed by physical commodities).

6. May not make loans if, as a result, more than 33 1/3% of the Fund's total assets would be lent to other persons, except through (i) purchases of debt securities or other debt instruments, or (ii) engaging in repurchase agreements.

7. May not purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prohibit the Fund from purchasing or selling securities or other instruments backed by real estate or of issuers engaged in real estate activities).

8. May, notwithstanding any other fundamental investment policy or restriction, invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objective, policies, and restrictions as the Fund.

Non-Fundamental Policies

The following are the Fund's non-fundamental operating policies, which may be changed by the Board of Trustees of the Fund without shareholder approval.

The Fund may not:

1. Sell securities short, unless the Fund owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, or unless it covers such short sale as required by the current rules and positions of the SEC or its staff, and provided that transactions in options, futures contracts, options on futures contracts, or other derivative instruments are not deemed to constitute selling securities short.

2. Purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of transactions; and provided that margin deposits in connection with futures contracts, options on futures contracts, or other derivative instruments shall not constitute purchasing securities on margin.

3. Invest in illiquid securities if, as a result of such investment, more than 15% of its net assets would be invested in illiquid securities, or such other amounts as may be permitted under the 1940 Act. This percentage restriction is with respect to the Fund's current holdings of illiquid securities.

4. Purchase securities of other investment companies except in compliance with the 1940 Act.

5. Engage in futures or options on futures transactions which are impermissible pursuant to Rule 4.5 under the Commodity Exchange Act and, in accordance with Rule 4.5, will use futures or options on futures transactions solely for bona fide hedging transactions (within the meaning of the Commodity Exchange Act); provided, however, that the Fund may, in addition to bona fide hedging transactions, use futures and options on futures transactions if the aggregate initial margin and premiums required to establish non-hedging positions, less the amount by which any such options positions are in the money (within the meaning of the Commodity Exchange Act), do not exceed 5% of the liquidation value of the Fund's total assets.

6. Borrow money except (i) from banks or (ii) through reverse repurchase agreements or mortgage dollar rolls, and will not purchase securities when bank borrowing exceed 5% of its total assets.

7.       Make any loans other than loans of portfolio securities, except through
         (i) purchases of debt securities or other debt instruments, or (ii) engaging in repurchase agreements.

Except for the fundamental investment limitations listed above and the Fund's investment objective, all other investment policies, limitations and restrictions described in the Prospectus and this Statement of Additional Information are not fundamental and may be changed with approval of the Fund's Board of Trustees. Unless noted otherwise, if a percentage restriction is adhered to at the time of investment, a later increase or decrease in percentage resulting from a change in the Fund's assets (i.e., due to cash inflows or redemptions) or in market value of the investment or the Fund's assets will not constitute a violation of that restriction.


                             PORTFOLIO TRANSACTIONS

Subject to the general supervision of the Trust's Board of Trustees, the Advisor is responsible for, makes decisions with respect to, and places orders for all purchases and sales of portfolio securities for the Fund.

The annualized portfolio turnover rate for the Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover of the Fund may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements that enable the Fund to receive favorable tax treatment. Portfolio turnover will not be a limiting factor in making Fund decisions, and the Fund may engage in short-term trading to achieve its investment objectives.

Purchases  of money  market  instruments  by the Fund  are  made  from  dealers, underwriters and issuers. The Fund currently does not expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a "net" basis by a dealer acting as principal for its own account without a stated commission. The price of the security, however, usually includes a profit to the dealer. Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. When securities are purchased directly from or sold directly to an issuer, no commissions or discounts are paid.

Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Transactions in the over-the-counter market are generally on a net basis (i.e., without commission) through dealers, which may include a dealer mark-up, or otherwise involve transactions directly with the issuer of an instrument.

The Fund may participate, if and when practicable, in bidding for the purchase of Fund securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Fund will engage in this practice, however, only when the Advisor, in its sole discretion, believes such practice to be otherwise in the Fund's interest.

In executing Fund transactions and selecting brokers or dealers, the Advisor will seek to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Advisor shall consider factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The sale of Fund shares may be considered when determining the firms that are to execute brokerage transactions for the Fund. In addition, the Advisor is authorized to cause the Fund to pay a broker-dealer which furnishes brokerage and research services a higher commission than that which might be charged by another broker-dealer for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either the particular transaction or the overall responsibilities of the Advisor to the Fund. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy.

Supplementary research information so received is in addition to, and not in lieu of, services required to be performed by the Advisor and does not reduce the advisory fees payable by the Fund. The Trustees will periodically review any commissions paid by the Fund to consider whether the commissions paid over representative periods of time appear to be reasonable in relation to the benefits inuring to the Fund. It is possible that certain of the supplementary research or other services received will primarily benefit one or more other investment companies or other accounts for which investment discretion is exercised by the Advisor. Conversely, the Fund may be the primary beneficiary of the research or services received as a result of securities transactions effected for such other account or investment company.

The Advisor may also utilize a brokerage firm affiliated with the Trust or the Advisor if it believes it can obtain the best execution of transactions from such broker. The Fund will not execute portfolio transactions through, acquire securities issued by, make savings deposits in or enter into repurchase agreements with the Advisor or an affiliated person of the Advisor (as such term is defined in the 1940 Act) acting as principal, except to the extent permitted by the Securities and Exchange Commission ("SEC"). In addition, the Fund will not purchase securities during the existence of any underwriting or selling group relating thereto of which the Advisor, or an affiliated person of the Advisor, is a member, except to the extent permitted by the SEC. Under certain circumstances, the Fund may be at a disadvantage because of these limitations in comparison with other investment companies that have similar investment objectives but are not subject to such limitations.

Investment decisions for the Fund will be made independently from those for any other fund and any other series of the Trust, if any, and for any other investment companies and accounts advised or managed by the Advisor. Such other investment companies and accounts may also invest in the same securities as the Fund. To the extent permitted by law, the Advisor may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for another fund or other investment companies or accounts in executing transactions. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another investment company or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Advisor believes to be equitable to the Fund and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained or sold by the Fund.

For the fiscal period ended June 30, 2000, the total amount of brokerage commissions paid by the Fund was $11,678.


                                 NET ASSET VALUE

The net asset value per share of the Fund is determined at the time normal trading closes on the New York Stock Exchange (currently 4:00 p.m., New York time), Monday through Friday, except on business holidays when the New York Stock Exchange is closed. The New York Stock Exchange recognizes the following holidays: New Year's Day, Martin Luther King, Jr., Day, President's Day, Good Friday, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day, and Christmas Day. Any other holiday recognized by the New York Stock Exchange will be deemed a business holiday on which the net asset value of the Fund will not be calculated.

The net asset value per share of the Fund is calculated separately by adding the value of the Fund's securities and other assets belonging to the Fund, subtracting the liabilities charged to the Fund, and dividing the result by the number of outstanding shares. "Assets belonging to" the Fund consist of the consideration received upon the issuance of shares of the Fund together with all net investment income, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Trust not belonging to a particular investment of the Fund. Assets belonging to the Fund are charged with the direct liabilities of the Fund and with a share of the general liabilities of the Trust, which are normally allocated in proportion to the number of or the relative net asset values of all of the Trust's series at the time of allocation or in accordance with other allocation methods approved by the Board of Trustees. Subject to the provisions of the Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets, with respect to the Fund are conclusive.

For the fiscal period ended June 30, 2000, net expenses of the Fund were $16,052 after fee waivers and expense reimbursements.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

Purchases. Shares of the Fund are offered and sold on a continuous basis and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Fund. Selling dealers have the responsibility of transmitting orders promptly to the Fund. The public offering price of shares of the Fund equals net asset value. Capital Investment Group, Inc. (the "Distributor") serves as distributor of shares of the Fund.

Plan Under Rule 12b-1. The Trust has adopted a Plan of Distribution ("Plan") for the Fund pursuant to Rule 12b-1 under the 1940 Act (see "Management of the Fund
- The Distributor - Distribution Plan" in the Fund's Prospectus). Under the Plan, the Fund may expend a percentage of the Fund's shares average net assets annually to finance any activity which is primarily intended to result in the sale of shares of the Fund and the servicing of shareholder accounts, provided the Trust's Board of Trustees has approved the category of expenses for which payment is being made. The current fee paid under the Plan is 0.25% of the average net assets of the Fund's shares. Such expenditures paid as service fees to any person who sells shares of the Fund may not exceed 0.25% of the average annual net asset value of such shares. Potential benefits of the Plan to the Fund include improved shareholder servicing, savings to the Fund in transfer agency costs, benefits to the investment process from growth and stability of assets and maintenance of a financially healthy management organization.

All of the distribution expenses incurred by the Distributor and others, such as broker-dealers, in excess of the amount paid by the Fund will be borne by such persons without any reimbursement from the Fund. Subject to seeking best execution, the Fund may, from time to time, buy or sell portfolio securities from or to firms which receive payments under the Plan.

From time to time,  the  Distributor  may pay  additional  amounts  from its own
resources  to  dealers  for  aid  in   distribution  or  for  aid  in  providing
administrative services to shareholders.

The Plan and the Distribution Agreement with the Distributor have been approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Plan or any related agreements, by vote cast in person or at a meeting duly called for the purpose of voting on the Plan and such Agreement. Continuation of the Plan and the Distribution Agreement must be approved annually by the Board of Trustees in the same manner as specified above.

Each year, the Trustees must determine whether continuation of the Plan is in the best interest of shareholders of the Fund and that there is a reasonable likelihood of its providing a benefit to the Fund, and the Board of Trustees has made such a determination for the current year of operations under the Plan. The Plan, the Distribution Agreement and the Dealer Agreement with any broker-dealers may be terminated at any time, without penalty, by a majority of those trustees who are not "interested persons" or, with respect to a particular Fund, by a majority vote of the Fund's outstanding voting stock relating to that particular Fund. Any amendment materially increasing the maximum percentage payable under the Plan, with respect to a particular Fund, must likewise be approved by a majority vote of the Fund's shares outstanding voting stock relating to a particular class of shares of the Fund, as well as by a majority vote of those trustees who are not "interested persons." Also, any other material amendment to the Plan must be approved by a majority vote of the Trustees including a majority of the noninterested Trustees of the Trust having no interest in the Plan. In addition, in order for the Plan to remain effective, the selection and nomination of Trustees who are not "interested persons" of the Trust must be effected by the Trustees who themselves are not "interested persons" and who have no direct or indirect financial interest in the Plan. Persons authorized to make payments under the Plan must provide written reports at least quarterly to the Board of Trustees for their review.

Payments under the Fund's 12b-1 Plans for the fiscal period January 10, 2000 (effective date of the Plan) to June 30, 2000 total $2,346.

Redemptions. Under the 1940 Act, the Fund may suspend the right of redemption or postpone the date of payment for shares during any period when (i) trading on the New York Stock Exchange is restricted by applicable rules and regulations of the SEC; (ii) the Exchange is closed for other than customary weekend and holiday closings; (iii) the SEC has, by order, permitted such suspension; or
(iv) an emergency exists as determined by the SEC. The Fund may also suspend or postpone the recordation of the transfer of shares upon the occurrence of any of the foregoing conditions.

In addition to the situations described in the Prospectus under "Investing in the Fund - Redeeming Shares of the Fund," the Fund may redeem shares involuntarily to reimburse the Fund for any loss sustained by reason of the failure of a shareholder to make full payment for shares purchased by the shareholder or to collect any charge relating to a transaction effected for the benefit of a shareholder which is applicable to Fund shares as provided in the Prospectus from time to time.


                            DESCRIPTION OF THE TRUST

The de Leon Funds Trust, formerly the Woodlawn Funds Trust, which is an unincorporated business trust organized under Delaware law on May 19, 1999, is an open-end non-diversified management investment company. The Trust's Declaration of Trust authorizes the Board of Trustees to divide shares into series, each series relating to a separate portfolio of investments, and to classify and reclassify any unissued shares into one or more classes of shares of each such series. The Declaration of Trust currently provides for the shares of two series: the de Leon Internet 100 Fund and the Internet 100 Equal Weighted Fund. The funds are managed by de Leon Capital Management, L.L.C. of New York, New York. The number of shares of each series shall be unlimited. The Trust does not intend to issue share certificates.

In the event of a liquidation or dissolution of the Trust or an individual series, such as the Fund, shareholders of a particular series would be entitled to receive the assets available for distribution belonging to such series. Shareholders of a series are entitled to participate equally in the net distributable assets of the particular series involved on liquidation, based on the number of shares of the series that are held by each shareholder. If there are any assets, income, earnings, proceeds, funds or payments, that are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series as they, in their sole discretion, deem fair and equitable.

Shareholders of all of the series of the Trust will vote together and not separately on a series-by-series basis except as otherwise required by law or when the Board of Trustees determines that the matter to be voted upon affects only the interests of the shareholders of a particular series or class. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as the Trust shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each series or class affected by the matter. A series or class is affected by a matter unless it is clear that the interests of each series or class in the matter are substantially identical or that the matter does not affect any interest of the series or class. Under Rule 18f-2, the approval of an investment advisory agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a series only if approved by a majority of the outstanding shares of such series. However, the Rule also provides that the ratification of the appointment of independent accountants, the approval of principal underwriting contracts and the election of Trustees may be effectively acted upon by shareholders of the Trust voting together, without regard to a particular series or class.

When used in the Prospectus or this SAI, a "majority" of shareholders means the vote of the lesser of (i) 67% of the shares of the Trust or the applicable series or class present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Trust or the applicable series or class.

When issued for payment as described in the Prospectus and this SAI, shares of the Fund will be fully paid and non-assessable.

The Declaration of Trust provides that the Trustees of the Trust will not be liable in any event in connection with the affairs of the Trust, except as such liability may arise from his or her own bad faith, willful misfeasance, gross negligence, or reckless disregard of duties. It also provides that all third parties shall look solely to the Trust property for satisfaction of claims arising in connection with the affairs of the Trust. With the exceptions stated, the Declaration of Trust provides that a Trustee or officer is entitled to be indemnified against all liability in connection with the affairs of the Trust.


                     ADDITIONAL INFORMATION CONCERNING TAXES

The following summarizes certain additional tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning and is based on tax laws and regulations that are in effect on the date hereof, such laws and regulations may be changed by legislative, judicial, or administrative action. Investors are advised to consult their tax advisors with specific reference to their own tax situations.

Each series of the Trust, including the Fund, will be treated as a separate corporate entity under the Code and intends to qualify or remain qualified as a regulated investment company. In order to so qualify, each series must elect to be a regulated investment company or have made such an election for a previous year and must satisfy, in addition to the distribution requirement described in the Prospectus, certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each series must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies, and other income derived with respect to the series' business of investing in such stock, securities or currencies. Any income derived by a series from a partnership or trust is treated as derived with respect to the series' business of investing in stock, securities or currencies only to the extent that such income is attributable to items of income that would have been qualifying income if realized by the series in the same manner as by the partnership or trust.

An investment company may not qualify as a regulated investment company for any taxable year unless it satisfies certain requirements with respect to the diversification of its investments at the close of each quarter of the taxable year. In general, at least 50% of the value of its total assets must be represented by cash, cash items, government securities, securities of other regulated investment companies and other securities which, with respect to any one issuer, do not represent more than 5% of the total assets of the investment company nor more than 10% of the outstanding voting securities of such issuer. In addition, not more than 25% of the value of the investment company's total assets may be invested in the securities (other than government securities or the securities of other regulated investment companies) of any one issuer. The Fund intends to satisfy all requirements on an ongoing basis for continued qualification as a regulated investment company.

Each series of the Trust, including the Fund, will designate any distribution of long-term capital gains as a capital gain dividend in a written notice mailed to shareholders within 60 days after the close of the series' taxable year. Shareholders should note that, upon the sale or exchange of series shares, if the shareholder has not held such shares for at least six months, any loss on the sale or exchange of those shares will be treated as long-term capital loss to the extent of the capital gain dividends received with respect to the shares.

A 4% nondeductible excise tax is imposed on regulated investment companies that fail to currently distribute an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each series of the Trust, including the Fund, intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

If for any taxable year a series does not qualify for the special federal income tax treatment afforded regulated investment companies, all of its taxable income will be subject to federal income tax at regular corporate rates (without any deduction for distributions to its shareholders). In such event, dividend distributions (whether or not derived from interest on tax-exempt securities) would be taxable as ordinary income to shareholders to the extent of the series' current and accumulated earnings and profits, and would be eligible for the dividends received deduction for corporations.

Each series of the Trust, including the Fund, will be required in certain cases to withhold and remit to the U.S. Treasury 31% of taxable dividends or 31% of gross proceeds realized upon sale paid to shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the Internal Revenue Service for failure properly to include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are "exempt recipients."

Dividends paid by the Fund derived from net investment income or net short-term capital gains are taxable to shareholders as ordinary income, whether received in cash or reinvested in additional shares. Long-term capital gains distributions, if any, are taxable as long-term capital gains, whether received in cash or reinvested in additional shares, regardless of how long Fund shares have been held.

The Fund will send shareholders information each year on the tax status of dividends and disbursements. A dividend or capital gains distribution paid shortly after shares have been purchased, although in effect a return of investment, is subject to federal income taxation. Dividends from net investment income, along with capital gains, will be taxable to shareholders, whether received in cash or shares and no matter how long you have held Fund shares, even if they reduce the net asset value of shares below your cost and thus, in effect, result in a return of a part of your investment.


                     MANAGEMENT AND OTHER SERVICE PROVIDERS

The Board of Trustees of the Trust ("Trustees") is responsible for the management and supervision of the Fund. The Trustees approve all significant agreements between the Trust, on behalf of the Fund, and those companies that furnish services to the Fund. This section of the SAI provides information about the persons who serve as Trustees and officers to the Trust and Fund, respectively, as well as the entities that provide services to the Fund.

Trustees and Executive Officers. The Trustees and Executive Officers of the Trust, their addresses, ages, and their principal occupations for the last five years are as follows:


                                                TRUSTEES

----------------------------------------------- -------------------------------- ---------------------------------------------
                                                                                 Principal Occupation(s)
Name, Age and Address                           Position                         During Past 5 Years
----------------------------------------------- -------------------------------- ---------------------------------------------
Jack E. Brinson, 68                             Trustee                          President, Brinson Investment Co.,
1105 Panola Street                                                               Tarboro, North Carolina; and
Tarboro, North Carolina  27886                                                   Independent Trustee - New Providence
                                                                                 Investment Trust, Gardner Lewis Investment
                                                                                 Trust, and Nottingham Investment Trust II,
                                                                                 Rocky Mount, North Carolina
----------------------------------------------- -------------------------------- ---------------------------------------------
Theo H. Pitt, Jr., 64                           Trustee, Chairman                Senior Partner, Community Financial
116 Candlewood Road                                                              Institutions Consulting,
Rocky Mount, North Carolina  27804                                               Rocky Mount, North Carolina, since 1997;
                                                                                 previously, Chairman & CEO, Standard
                                                                                 Insurance & Realty Corporation,
                                                                                 Rocky Mount, North Carolina, 1992-1997
----------------------------------------------- -------------------------------- ---------------------------------------------
Paul John de Leon, 33*                          Trustee                          President, de Leon Capital Management,
354 Broadway                                                                     L.L.C., New York, New York, since 1999;
New York, New York  10013                                                        Vice President and Portfolio Manager,
                                                                                 Loomis Sayles & Co., L.P., Washington,
                                                                                 District of Columbia, since 1993
----------------------------------------------- -------------------------------- ---------------------------------------------

   * Indicates that Trustee is an "interested person" of the Trust for purposes of the 1940 Act because of his position with one of the investment advisors to the Trust.



                                            EXECUTIVE OFFICERS

----------------------------------------------- -------------------------------- ---------------------------------------------
Name, Age and Address                           Position                         Principal Occupation(s)
                                                                                 During Past 5 Years
----------------------------------------------- -------------------------------- ---------------------------------------------
Paul John de Leon, 33                           President                        President, de Leon Capital Management,
354 Broadway                                                                     L.L.C., New York, New York, since 1999;
New York, New York  10013                                                        Vice President and Portfolio Manager,
                                                                                 Loomis Sayles & Co., L.P., Washington,
                                                                                 District of Columbia, since 1993
----------------------------------------------- -------------------------------- ---------------------------------------------
C. Frank Watson, III, 30                        Secretary and Assistant          President, The Nottingham Company, Inc.
105 North Washington Street                     Treasurer                        (Administrator to the Fund), Rocky Mount,
Rocky Mount, North Carolina  27802                                               North Carolina
----------------------------------------------- -------------------------------- ---------------------------------------------
Julian G. Winters, 31                           Treasurer and Assistant          Legal and Compliance Director, The
105 North Washington Street                     Secretary                        Nottingham Company, Inc. (Administrator to
Rocky Mount, North Carolina  27802                                               the Fund), Rocky Mount, North Carolina,
                                                                                 since 1996; previously, Operations Manager,
                                                                                 Tar Heel Medical, Nashville, North Carolina
----------------------------------------------- -------------------------------- ---------------------------------------------


Compensation. The Executive Officers of the Trust will not receive compensation from the Trust for performing the duties of their offices. Each Trustee who is not an "interested person" of the Trust receives a fee of $2,000 each year plus $250 per series of the Trust per meeting attended in person and $100 per series of the Trust per meeting attended by telephone. All Trustees are reimbursed for any out-of-pocket expenses incurred in connection with attendance at meetings.


                                                       Compensation Table *
                                                       --------------------

                                                      Pension Retirement       Estimated               Total
                                     Aggregate        Benefits Accrued As       Annual              Compensation
                                   Compensation          Part of Fund        Benefits Upon         from the Trust
Name of Person, Position           from the Fund           Expenses           Retirement          Paid to Trustees
------------------------           -------------           --------           ----------          ----------------

Jack E. Brinson, Trustee              $1,500                 None                  None                $1,750
Theo H. Pitt, Jr., Trustee            $1,500                 None                  None                $1,750


*  Figures are for the fiscal period ended June 30, 2000.

** Includes  compensation  for serving on the Board of the Fund and the Internet
   100 Equal Weighted Fund.

Principal Holders of Voting Securities. As of October 10, 2000, the Trustees and Executive Officers of the Trust as a group owned beneficially (i.e., had voting and/or investment power) less than 1% of the then outstanding shares of he Fund. On the same date, the following shareholders owned of record more than 5% of the outstanding shares of the Fund. Except as provided below, no person is known by the Trust to be the beneficial owner of more than 5% of the outstanding shares of the Fund as of October 10, 2000.



Name and Address of            Amount and Nature of
Beneficial Owner               Beneficial Ownership                  Percent
----------------               --------------------                  -------

Blush & Company                 11,407.629 shares                     5.647%
Post Office Box 976
New York, New York  10268

Investment Advisor. Information about de Leon Capital Management, L.L.C., formerly Internet 100 Advisors, L.L.C., 354 Broadway, New York, New York 10013 and its duties and compensation as Advisor is contained in the Prospectus. The Advisor supervises the Fund's investments pursuant to an Investment Advisory Agreement ("Advisory Agreement"). The Advisory Agreement is effective for an initial two-year period and will be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the Fund's outstanding voting securities, provided the continuance is also approved by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party. The Advisory Agreement is terminable without penalty on 60-days' notice by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund. The Advisory Agreement provides that it will terminate automatically in the event of its assignment.

Compensation of the Advisor with regards to the Fund, based upon the Fund's average daily net assets, is at the annual rate of 0.75% for the Fund. For the fiscal period ended June 30, 2000, the Advisor waived all of its management fees in the amount of $12,042 and voluntarily reimbursed a portion of the Fund's operating expenses in the amount of $95,035.

The Advisor has entered into an expense limitation agreement with the Trust, with respect to the Fund, pursuant to which the Advisor has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of the Fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of the Fund's business) are limited to 1.90% of the average daily assets of the Fund for the fiscal year ending June 30, 2001.

The Advisor manages the Fund's investments in accordance with the stated policies of the Fund, subject to the approval of the Trust's Trustees. The Advisor is responsible for investment decisions, and provides the Fund with the portfolio manager who is authorized by the Trustees to execute purchases and sales of securities. The portfolio manager for the Fund is Paul John de Leon (controlling member of the Advisor). The Trust, the Advisor, and the Distributor each have adopted a Code of Ethics that permits its personnel, subject to such respective Code of Ethics, to invest in securities, including securities that may be purchased or held by the Fund. The Advisor's Code of Ethics subjects its employees' personal securities transactions to various restrictions to ensure that such trading does not disadvantage any fund advised by the Advisor. In that regard, portfolio managers and other investment personnel of the Advisor must report their personal securities transactions and holdings, which are reviewed for compliance with the Code of Ethics. Portfolio managers and other investment personnel who comply with the Code of Ethics' procedures may be permitted to purchase, sell or hold securities which also may be or are held in fund(s) they manage or for which they otherwise provide investment advice.

Under the Advisory Agreement, the Advisor is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of such Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from its reckless disregard of its duties and obligations under the Agreement.

Administrator. The Trust has entered into a Fund Accounting and Compliance Administration Agreement with The Nottingham Company, Inc. ("Administrator"), a North Carolina corporation, whose address is 105 North Washington Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069.

The Administrator performs the following services for the Fund: (i) coordinates with the Custodian and monitors the services it provides to the Fund; (ii) coordinates with and monitors any other third parties furnishing services to the Fund; (iii) provides the Fund with necessary office space, telephones and other communications facilities and personnel competent to perform administrative and clerical functions for the Fund; (iv) supervises the maintenance by third parties of such books and records of the Fund as may be required by applicable federal or state law; (v) prepares or supervises the preparation by third parties of all federal, state and local tax returns and reports of the Fund required by applicable law; (vi) prepares and, after approval by the Trust, files and arranges for the distribution of proxy materials and periodic reports to shareholders of the Fund as required by applicable law; (vii) prepares and, after approval by the Trust, arranges for the filing of such registration statements and other documents with the SEC and other federal and state regulatory authorities as may be required by applicable law; (viii) reviews and submits to the officers of the Trust for their approval invoices or other requests for payment of Fund expenses and instructs the Custodian to issue checks in payment thereof; and (ix) takes such other action with respect to the Fund as may be necessary in the opinion of the Administrator to perform its duties under the agreement. The Administrator will also provide certain accounting and pricing services for the Fund.

Compensation of the Administrator, based upon the average daily net assets of the Fund, is at the following annual rates: 0.175% of the Fund's first $125 million, 0.150% on the next $125 million, and 0.125% on average daily net assets over $250 million, subject to a minimum fee of $1,000 per month, per fund. In addition, the Administrator currently receives a monthly fee of $2,250 per fund for accounting and recordkeeping services and an additional fee of $750 per month for each additional class of shares. The Administrator also charges the Trust for certain costs involved with the daily valuation of investment securities and is reimbursed for out-of-pocket expenses. For the fiscal period ended June 30, 2000, the Administrator received for its services fund accounting fees of $21,900 and received fund administration fees in the amount of $3,088.

Transfer Agent. The Trust has entered into a Dividend Disbursing and Transfer Agent Agreement with NC Shareholder Services, LLC ("Transfer Agent"), a North Carolina limited liability company, to serve as transfer, dividend paying, and shareholder servicing agent for the Fund. The address of the Transfer Agent is 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365. The Transfer Agent is compensated for its services based upon a $15 fee per shareholder per year, subject to a minimum fee of $1,000 per month, per fund. For the fiscal period ended June 30, 2000, the Transfer Agent received $7,300 in such fees.

Distributor. Capital Investment Group, Inc. ("Distributor"), Post Office Box 32249, Raleigh, North Carolina 27622, acts as an underwriter and distributor of the Fund's shares for the purpose of facilitating the registration of shares of the Fund under state securities laws and to assist in sales of Fund shares pursuant to a Distribution Agreement ("Distribution Agreement") approved by the Board of Trustees of the Trust.

In this regard, the Distributor has agreed at its own expense to qualify as a broker-dealer under all applicable federal or state laws in those states which the Fund shall, from time to time, identify to the Distributor as states in which it wishes to offer its shares for sale, in order that state registrations may be maintained for the Fund.

The Distributor is a broker-dealer registered with the SEC and a member in good standing of the National Association of Securities Dealers, Inc.

The Distribution Agreement may be terminated by either party upon 60-days' prior written notice to the other party.

Custodian. First Union National Bank ("Custodian"), 123 South Broad Street, Philadelphia, Pennsylvania 19109, serves as custodian for the Fund's assets. The Custodian acts as the depository for the Fund, safekeeps its portfolio securities, collects all income and other payments with respect to portfolio securities, disburses monies at the Fund's request and maintains records in connection with its duties as Custodian. For its services as Custodian, the Custodian is entitled to receive from the Fund an annual fee based on the average net assets of the Fund held by the Custodian.

Independent Auditors. Deloitte & Touche LLP, Princeton Forrestal Village, 116-300 Village Boulevard, Princeton, New Jersey 08540, serves as independent auditors for the Fund, audits the annual financial statements of the Fund, prepares the Fund's federal and state tax returns, and consults with the Fund on matters of accounting and federal and state income taxation. Once available, a copy of the most recent Annual Report of the Fund will accompany this SAI whenever it is requested by a shareholder or prospective investor.

Legal Counsel.  Dechert serves as legal counsel to the Trust and the Fund.


                          SPECIAL SHAREHOLDER SERVICES

The Fund offers the following shareholder services:

Regular Account. The regular account allows for voluntary investments to be made at any time. Available to individuals, custodians, corporations, trusts, estates, corporate retirement plans and others, investors are free to make additions and withdrawals to or from their account as often as they wish. When an investor makes an initial investment in the Fund, a shareholder account is opened in accordance with the investor's registration instructions. Each time there is a transaction in a shareholder account, such as an additional investment or the reinvestment of a dividend or distribution, the shareholder will receive a confirmation statement showing the current transaction and all prior transactions in the shareholder account during the calendar year-to-date, along with a summary of the status of the account as of the transaction date. As stated in the Prospectus, share certificates are not issued.

Automatic Investment Plan. The automatic investment plan enables shareholders to make regular monthly or quarterly investment in shares through automatic charges to their checking account. With shareholder authorization and bank approval, the Fund will automatically charge the checking account for the amount specified ($100 minimum) which will be automatically invested in shares at the public offering price on or about the 21st day of the month. The shareholder may change the amount of the investment or discontinue the plan at any time by writing to the Fund.

Systematic Withdrawal Plan. Shareholders owning shares with a value of $10,000 or more may establish a Systematic Withdrawal Plan. A shareholder may receive monthly or quarterly payments, in amounts of not less than $100 per payment, by authorizing the Fund to redeem the necessary number of shares periodically (each month, or quarterly in the months of March, June, September and December) in order to make the payments requested. The Fund has the capacity of electronically depositing the proceeds of the systematic withdrawal directly to the shareholder's personal bank account ($5,000 minimum per bank wire). Instructions for establishing this service are included in the Fund Shares Application, enclosed in the Prospectus, or available by calling the Fund. If the shareholder prefers to receive his or her systematic withdrawal proceeds in cash, or if such proceeds are less than the $5,000 minimum for a bank wire, checks will be made payable to the designated recipient and mailed within 7 days of the valuation date. If the designated recipient is other than the registered shareholder, the signature of each shareholder must be guaranteed on the application (see "Investing in the Fund - Redeeming Shares in the Fund - Signature Guarantees" in the Prospectus). A corporation (or partnership) must also submit a "Corporate Resolution" (or "Certification of Partnership") indicating the names, titles and required number of signatures authorized to act on its behalf. The application must be signed by a duly authorized officer(s) and the corporate seal affixed. No redemption fees are charged to shareholders under this plan. Costs in conjunction with the administration of the plan are borne by the Fund. Shareholders should be aware that such systematic withdrawals may deplete or use up entirely their initial investment and may result in realized long-term or short-term capital gains or losses. The Systematic Withdrawal Plan may be terminated at any time by the Fund upon 60-days' written notice or by a shareholder upon written notice to the Fund. Applications and further details may be obtained by calling the Fund at 1-877-655-1110, or by writing to:

                            de Leon Internet 100 Fund
                           c/o NC Sharholder Services
                           107 North Washington Street
                              Post Office Box 4365
                     Rocky Mount, North Carolina 27803-0365

Purchases in Kind. The Fund may accept securities in lieu of cash as payment for the purchase of shares in the Fund. The acceptance of such securities is at the sole discretion of the Advisor based upon the suitability of the securities accepted for inclusion as a long-term investment of the Fund, the marketability of such securities, and other factors which the Advisor may deem appropriate. If accepted, the securities will be valued using the same criteria and methods as described in "Investing in the Fund - Determining the Fund's Net Asset Value" in the Prospectus.

Redemptions in Kind. The Fund does not intend, under normal circumstances, to redeem their securities by payment in kind. It is possible, however, that conditions may arise in the future, which would, in the opinion of the Trustees, make it undesirable for the Fund to pay for all redemptions in cash. In such case, the Board of Trustees may authorize payment to be made in readily marketable portfolio securities of the Fund. Securities delivered in payment of redemptions would be valued at the same value assigned to them in computing the net asset value per share. Shareholders receiving them would incur brokerage costs when these securities are sold. An irrevocable election has been filed under Rule 18f-1 of the 1940 Act, wherein the Fund committed itself to pay redemptions in cash, rather than in kind, to any shareholder of record of the Fund who redeems during any 90-day period, the lesser of (i) $250,000 or (ii) one percent (1%) of the Fund's net asset value at the beginning of such period.

Transfer of Registration. To transfer shares to another owner, send a written request to the applicable Fund at the address shown herein. Your request should include the following: (i) the Fund name and existing account registration; (ii) signature(s) of the registered owner(s) exactly as the signature(s) appear(s) on the account registration; (iii) the new account registration, address, social security or taxpayer identification number and how dividends and capital gains are to be distributed; (iv) signature guarantees (See the Prospectus under the heading "Signature Guarantees"); and (v) any additional documents which are required for transfer by corporations, administrators, executors, trustees, guardians, etc. If you have any questions about transferring shares, call or write the Fund.


                      ADDITIONAL INFORMATION ON PERFORMANCE

From time to time, the total return of the Fund may be quoted in advertisements, sales literature, shareholder reports or other communications to shareholders. The Fund computes the "average annual total return" of the Fund by determining the average annual compounded rates of return during specified periods that equate the initial amount invested to the ending redeemable value of such investment. This is done by determining the ending redeemable value of a hypothetical $ 1,000 initial payment. This calculation is as follows:

         P(1+T)n = ERV

Where:   T =   average annual total return.
         ERV = ending  redeemable value at the end of the period covered by the  computation of a hypothetical  $1,000 payment made at the beginning of the period.
         P =   hypothetical initial payment of $1,000 from which the maximum sales load is deducted.
         n =   period covered by the computation, expressed in terms of years.

The Fund may also compute the aggregate total return of the Fund, which is calculated in a similar manner, except that the results are not annualized.

The calculation of average annual total return and aggregate total return assume that the maximum sales load is deducted from the initial $1,000 investment at the time it is made and that there is a reinvestment of all dividends and capital gain distributions on the reinvestment dates during the period. The ending redeemable value is determined by assuming complete redemption of the hypothetical investment and the deduction of all nonrecurring charges at the end of the period covered by the computations. The Fund may also quote other total return information that does not reflect the effects of the sales load.

The cumulative total return for the Fund for the period from September 8, 1999 (commencement of operations) to June 30, 2000 was 32.00%.

These performance quotations should not be considered as representative of the Fund's performance for any specified period in the future.

The Fund's performance may be compared in advertisements, sales literature, shareholder reports, and other communications to the performance of other mutual funds having similar objectives or to standardized indices or other measures of investment performance. In particular, the Fund may compare its performance to the S&P 500 Total Return Index. Comparative performance may also be expressed by reference to a ranking prepared by a mutual fund monitoring service or by one or more newspapers, newsletters or financial periodicals. The Fund may also occasionally cite statistics to reflect its volatility and risk. The Fund may also compare its performance to other published reports of the performance of unmanaged portfolios of companies. The performance of such unmanaged portfolios generally does not reflect the effects of dividends or dividend reinvestment. Of course, there can be no assurance that any Fund will experience the same results. Performance comparisons may be useful to investors who wish to compare a Fund's past performance to that of other mutual funds and investment products. Of course, past performance is not a guarantee of future results.

The Fund's performance fluctuates on a daily basis largely because net earnings and net asset value per share fluctuate daily. Both net earnings and net asset value per share are factors in the computation of total return as described above.

As indicated, from time to time, the Fund may advertise its performance compared to similar funds or portfolios using certain indices, reporting services, and financial publications. These may include the following:

o Lipper Analytical Services, Inc. ranks funds in various fund categories by making comparative calculations using total return. Total return assumes the reinvestment of all capital gains distributions and income dividends and takes into account any change in net asset value over a specific period of time.

o Morningstar, Inc., an independent rating service, is the publisher of the bi-weekly Mutual Fund Values. Mutual Fund Values rates more than 1,000 NASDAQ-listed mutual funds of all types, according to their risk-adjusted returns. The maximum rating is five stars, and ratings are effective for two weeks.

Investors may use such indices in addition to the Fund's Prospectus to obtain a more complete view of the Fund's performance before investing. Of course, when comparing a Fund's performance to any index, factors such as composition of the index and prevailing market conditions should be considered in assessing the significance of such comparisons. When comparing funds using reporting services or total return, investors should take into consideration any relevant differences in funds such as permitted portfolio compositions and methods used to value portfolio securities and compute offering price. Advertisements and other sales literature for the Fund may quote total returns that are calculated on nonstandardized base periods. The total returns represent the historic change in the value of an investment in the Fund based on monthly reinvestment of dividends over a specified period of time.

From time to time, the Fund may include in advertisements and other communications information, charts, and illustrations relating to inflation and the reflects of inflation on the dollar, including the purchasing power of the dollar at various rates of inflation. The Fund may also disclose, from time to time, information about its portfolio allocation and holdings at a particular date (including ratings of securities assigned by independent rating services such as S&P and Moody's). The Fund may also depict the historical performance of the securities in which the Fund may invest over periods reflecting a variety of market or economic conditions either alone or in comparison with alternative investments, performance indices of those investments, or economic indicators. The Fund may also include in advertisements and in materials furnished to present and prospective shareholders statements or illustrations relating to the appropriateness of types of securities and/or mutual funds that may be employed to meet specific financial goals, such as saving for retirement, children's education, or other future needs.


                              FINANCIAL STATEMENTS

The audited  financial  statements  for the fiscal  period  ended June 30, 2000,
including   the  financial   highlights   appearing  in  the  Annual  Report  to
shareholders, are incorporated by reference and made a part of this document.

                                   APPENDIX A

                             DESCRIPTION OF RATINGS

The Fund may acquire, from time to time, fixed income securities that meet the following minimum rating criteria ("Investment-Grade Debt Securities") or, if unrated, are in the Advisor's opinion comparable in quality to Investment-Grade Debt Securities. The various ratings used by the nationally recognized securities rating services are described below.

A rating by a rating service represents the service's opinion as to the credit quality of the security being rated. However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer. Consequently, the Advisor believes that the quality of fixed income securities in which the Fund may invest should be continuously reviewed and that individual analysts give different weightings to the various factors involved in credit analysis. A rating is not a recommendation to purchase, sell, or hold a security because it does not take into account market value or suitability for a particular investor. When a security has received a rating from more than one service, each rating is evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources that they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons.

Standard & Poor's Ratings Services. The following summarizes the highest four ratings used by Standard & Poor's Ratings Services ("S&P") for bonds which are deemed to be Investment-Grade Debt Securities by the Advisor:

         AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity of the obligor to meet its financial commitment on the obligation.

         AA - Debt rated AA differs from AAA issues only in a small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         A - Debt rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         BBB - Debt rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.

Bonds rated BB, B, CCC, CC and C are not considered by the Advisor to be Investment-Grade Debt Securities and are regarded, on balance, as having significant speculative characteristics with respect to the obligor's capacity to meet its financial commitment on the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds may have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-I+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

The rating SP-1 is the highest rating assigned by S&P to short term notes and indicates strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation. The rating SP-2 indicates a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

Moody's Investors Service, Inc. The following summarizes the highest four ratings used by Moody's Investors Service, Inc. ("Moody's") for bonds which are deemed to be Investment-Grade Debt Securities by the Advisor:

         Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A - Debt which is rated A possesses many favorable investment attributes and is to be considered as an upper medium-grade obligation. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa - Debt which is rated Baa is considered as a medium-grade obligation; i.e., it is neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such debt lacks outstanding investment characteristics and in fact has speculative characteristics as well.

Moody's applies numerical modifiers (1, 2 and 3) with respect to bonds rated Aa, A and Baa. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. Bonds which are rated Ba, B, Caa, Ca or C by Moody's are not considered Investment-Grade Debt Securities by the Advisor. Bonds rated Ba are judged to have speculative elements because their future cannot be considered as well assured. Uncertainty of position characterizes bonds in this class because the protection of interest and principal payments may be very moderate and not well safeguarded.

Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the security over any long period for time may be small. Bonds which are rated Caa are of poor standing. Such securities may be in default or there may be present elements of danger with respect to principal or interest. Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or supporting institutions) are considered to have a superior ability for repayment of short-term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternative liquidity. Issuers rated Prime-2 (or supporting institutions) are considered to have a strong ability for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1 but to a lesser degree. Earnings' trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriated may be more affected by external conditions. Ample alternate liquidity is maintained.

The following summarizes the two highest ratings used by Moody's for short-term notes and variable rate demand obligations:

         MIG-1; VMIG-1 - Obligations bearing these designations are of the best quality, enjoying strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG-2; VMIG-2 - Obligations bearing these designations are of a high quality with ample margins of protection.

Duff & Phelps Credit Rating Co. The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds which are deemed to be Investment-Grade Debt Securities by the Advisor:

         AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

         AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

         A - Bonds that are rated A have average but adequate protection factors. The risk factors are more variable and greater in periods of economic stress.

         BBB - Bonds that are rated BBB have below-average protection factors but are still considered sufficient for prudent investment. There is considerable variability in risk during economic cycles.

Bonds rated BB, B and CCC by D&P are not considered Investment-Grade Debt Securities and are regarded, on balance, as predominantly speculative with respect to the issuer's ability to pay interest and make principal payments in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation.

The rating Duff 1 is the highest rating assigned by D&P for short-term debt, including commercial paper. D&P employs three designations, Duff 1+, Duff 1 and Duff 1- within the highest rating category. Duff 1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." Duff 1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are considered to be minor. Duff l- indicates high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

Fitch Investors Service, Inc. The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds which are deemed to be Investment-Grade Debt Securities by the Advisor:

         AAA - Bonds that are rated AAA are considered to be investment-grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA - Bonds that are rated AA are considered to be investment-grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

         A - Bonds that are rated A are considered to be investment-grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB - Bonds that are rated BBB are considered to be investment-grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment-grade is higher than for bonds with higher ratings.

To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within a rating category. A "ratings outlook" is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.

Bonds rated BB, B and CCC by Fitch are not considered Investment-Grade Debt Securities and are regarded, on balance, as predominantly speculative with respect to the issuer's ability to pay interest and make principal payments in accordance with the terms of the obligations. BB indicates the lowest degree of speculation and CCC the highest degree of speculation.

The following summarizes the three highest ratings used by Fitch for short-term notes, municipal notes, variable rate demand instruments and commercial paper:

         F-1+ - Instruments assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 - Instruments assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-l+.

         F-2 - Instruments assigned this rating have satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

The term symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

________________________________________________________________________________


                            de Leon INTERNET 100 FUND

________________________________________________________________________________

                       a series of the de Leon Funds Trust






                               Annual Report 2000


                           FOR THE YEAR ENDED JUNE 30




                               INVESTMENT ADVISOR
                       de Leon Capital Management, L.L.C.
                                  354 Broadway
                            New York, New York 10013
                                 1-877-655-1110


                            de Leon INTERNET 100 FUND
                           107 North Washington Street
                             Post Office Drawer 4365
                     Rocky Mount, North Carolina 27803-0365
                                 1-800-525-3863




This report and the financial statements contained herein are submitted for the general information of the shareholders of the Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by an effective prospectus. Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the FDIC, Federal Reserve Board or any other agency, and are subject to investment risks, including possible loss of principal amount invested. Neither the fund nor the fund's distributor is a bank.

For more information about the de Leon INTERNET 100 FUND, including charges and expenses, call the fund for a free prospectus. You should read the prospectus carefully before you invest or send money.

Dear Shareholders,

The past six months have been an extremely volatile period for technology and Internet stocks and the de Leon Internet 100 fund. Prior to March 10th, the peak of the NASDAQ market, Internet stocks raced to new highs on almost a daily basis as euphoria seemed to overtake reason in the marketplace. Certain Internet stocks rose to valuations that could not be justified by even the most optimistic projections. There was little distinction between those high quality companies with leadership positions, solid business models and clear paths to profitability, and those companies with questionable business models and little hope of ever generating a profit. After March 10th, investor psychology reversed and dot-com became a dirty word. All Internet stocks were punished regardless of their investment merit and fundamental outlook.

Performance for the fund followed the same trajectory, with the fund up 29.28% from January 1, 2000 through March 9, 2000 only to correct with the rest of the market and end up with a loss of -28.03% for the entire six month period from January 1, 2000 through June 30, 2000. Holdings within each Internet sub-sector were affected from business-to-business e-commerce plays to software infrastructure holdings. Many holdings suffered despite exceeding expectations with triple digit revenue growth and announcements that they will likely reach profitability sooner than expected. In fact over 95% of our holdings met or beat earnings expectations for the latest quarter.

Holdings across just about every Internet sub-sector exceeded expectations, indicating that the fundamental outlook for most Internet leaders is as positive as ever despite weakness in the stock market. In other words, the recent correction has been more of a market event than a reflection of weakening fundamentals for our holdings. For example, Ariba, a provider of business-to-business solutions, blew through consensus estimates, achieving 578% year/year revenue growth and 101% growth from the previous quarter. Future revenue and earnings estimates were raised substantially. Juniper Networks, a provider of Internet infrastructure equipment reported earnings-per-share of $0.08 which doubled expectations of $0.04/share. Revenues increased 77% from the previous quarter and 542% year/year due to strong demand across all their product lines. Internet bellwether Yahoo reported revenues that were up 18% from the previous quarter and 110% over last year's figure. Earnings-per-share of $0.12 were two cents better than expected. Total advertising clients increased from the previous quarter as did average revenue per advertiser despite worries over the effects of the dot-com shakeout on advertising revenues. These are just a few examples of the numerous holdings within the fund with excellent fundamentals that continue to exceed expectations.

We believe the massive shakeout within the Internet sector is actually a major positive for the holdings within the de Leon Internet 100 Fund for several reasons. Our approach focuses on the 100 most valuable Internet companies based on market capitalization. Typically these are the Internet leaders that dominate their industries. They are typically thought of as core holdings because there size, resources, management and access to capital give them advantages that smaller companies don't enjoy. The recent Internet shakeout has increased their competitive advantage even more by reducing competition as weaker players struggle to survive and by making it more difficult for potential competitors to raise start-up capital.

In sum, although the dot-com shakeout has affected short-term performance of the fund, we believe it has actually strengthened the competitive positioning of our holdings. We also believe investors will pay a premium for stocks within the fund as they begin to differentiate for the first time among those companies that will ultimately generate high levels of profitability and the weaker companies that have little hope of ever generating a profit. We believe the combination of improving fundamentals for our holdings, and the prospect of higher valuations as sentiment improves bodes well for future performance of the de Leon Internet 100 fund.

Sincerely,

/s/ Paul de Leon

Paul de Leon
                                     de Leon
                                INTERNET 100 FUND

                     Performance Update - $10,000 Investment
             For the period from September 8, 1999 (Commencement of
                          Operations) to June 30, 2000


--------------------------------------------------------------------------------
                     de Leon            S&P 500 Total         NASDAQ 100
                Internet 100 Fund       Return Index          Stock Index
--------------------------------------------------------------------------------

09/08/99            $10,000               $10,000               $10,000
09/30/99             10,400                 9,550                 9,810
10/31/99             11,340                10,154                10,745
11/30/99             14,040                10,360                12,087
12/31/99             18,340                10,971                15,108
01/31/00             17,380                10,419                14,547
02/29/00             21,180                10,222                17,387
03/31/00             17,520                11,222                17,921
04/30/00             13,370                10,885                15,376
05/31/00             10,830                10,661                13,546
06/30/00             13,200                10,924                15,338


This graph depicts the performance of the de Leon Internet 100 Fund versus the S&P 500 Total Return Index and the NASDAQ 100 Stock Index. It is important to note that the de Leon Internet 100 Fund is a professionally managed mutual fund while the indexes are not available for investment and are unmanaged. The comparison is shown for illustrative purposes only.


                             Cumulative Total Return

                         -----------------------------
                               Since Commencement
                            Of Operations (09/08/99)
                         -----------------------------
                                     32.00%
                         -----------------------------


>>   The graph  assumes an  initial  $10,000  investment  at  September  8, 1999
     (commencement  of  operations).   All  dividends  and   distributions   are
     reinvested.

>> At June 30, 2000, the value of the de Leon Internet 100 Fund would have increased to $13,200 - a cumulative total investment return of 32.00% since September 8, 1999.

>> At June 30, 2000, the value of similar investments in the S&P 500 Total Return Index would have grown to $10,924 - a cumulative total investment return of 9.24%; and in the NASDAQ 100 Stock Index would have grown to $15,338 - a cumulative total investment return of 53.38%, since September 8, 1999.

>> Past performance is not a guarantee of future results. A mutual fund's share price and investment return will vary with market conditions, and the principal value of shares, when redeemed, may be worth more or less than the original cost. Average annual total returns are historical in nature and measure net investment income and capital gain or loss from portfolio investments assuming reinvestments of dividends.


                                                      de Leon INTERNET 100 FUND

                                                      PORTFOLIO OF INVESTMENTS

                                                            June 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Value
                                                                                                        Shares             (note 1)
------------------------------------------------------------------------------------------------------------------------------------

COMMON STOCKS - 97.38%

       Computers - 2.65%
         (a)Redback Networks Inc. ....................................................                    400             $   71,200
                                                                                                                          ----------

       Computer Software & Services - 85.11%
         (a)724 Solutions Inc. .......................................................                    180                  7,898
         (a)Agile Software Corporation ...............................................                    220                 15,551
         (a)Akamai Technologies, Inc. ................................................                    430                 51,056
         (a)Alteon Websystems, Inc. ..................................................                    200                 20,012
         (a)Amazon.com, Inc. .........................................................                  1,530                 55,558
         (a)America Online, Inc. .....................................................                  1,980                104,445
         (a)Ariba, Inc. ..............................................................                    920                 90,203
         (a)Art Technology Group, Inc. ...............................................                    300                 30,281
         (a)Ask Jeeves, Inc. .........................................................                    160                  2,890
         (a)At Home Corporation ......................................................                  1,690                 35,067
         (a)BroadVision, Inc. ........................................................                  1,090                 55,386
         (a)CacheFlow Inc. ...........................................................                    170                 10,466
         (a)Check Point Software Technologies Ltd. ...................................                    350                 74,287
         (a)CheckFree Holdings Corporation ...........................................                    250                 12,891
         (a)chinadotcom corporation ..................................................                    410                  8,379
         (a)CMGI Inc. ................................................................                  1,320                 60,473
         (a)CNET Networks, Inc. ......................................................                    400                  9,825
         (a)Commerce One, Inc. .......................................................                    700                 31,773
         (a)Covad Communications Group, Inc. .........................................                    690                 11,126
         (a)Critical Path, Inc. ......................................................                    260                 15,161
         (a)Digex, Inc. ..............................................................                    360                 24,458
         (a)Digital Island ...........................................................                    300                 14,588
         (a)DoubleClick Inc. .........................................................                    520                 19,825
         (a)EarthLink, Inc. ..........................................................                    560                  8,645
         (a)eBay Inc. ................................................................                  1,200                 65,175
         (a)Engage, Inc. .............................................................                    480                  6,210
         (a)Entrust Technologies Inc. ................................................                    280                 23,170
         (a)eSPEED, Inc. .............................................................                    260                 11,294
         (a)Exodus Communications, Inc. ..............................................                  1,700                 78,413
         (a)E.piphany, Inc. ..........................................................                    160                 17,150
         (a)FreeMarkets, Inc. ........................................................                    160                  7,590
         (a)Go2Net, Inc. .............................................................                    155                  7,798
         (a)GoTo.com, Inc. ...........................................................                    240                  3,675
         (a)Healtheon/WebMD Corporation ..............................................                    810                 11,998
         (a)HomeStore.com, Inc. ......................................................                    370                 10,799
         (a)i2 Technologies, Inc. ....................................................                    700                 72,986
         (a)InfoSpace, Inc. ..........................................................                  1,010                 55,803


                                                                                                                         (Continued)

                                                      de Leon INTERNET 100 FUND

                                                      PORTFOLIO OF INVESTMENTS

                                                            June 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Value
                                                                                                       Shares              (note 1)
------------------------------------------------------------------------------------------------------------------------------------

COMMON STOCKS - (Continued)

       Computer Software & Services - (Continued)
         (a)Inktomi Corporation ....................................................                     520              $   61,490
         (a)Internap Network Services Corporation ..................................                     600                  24,909
         (a)Internet Capital Group, Inc. ...........................................                   1,250                  46,269
         (a)Internet Initiative Japan Inc. .........................................                     220                  13,035
         (a)Intertrust Technologies Corporation ....................................                     350                   7,197
         (a)Interwoven, Inc. .......................................................                     140                  15,398
         (a)ISS Group, Inc. ........................................................                     210                  20,734
         (a)iXL Enterprises, Inc. ..................................................                     320                   4,640
         (a)Juniper Networks, Inc. .................................................                     740                 107,716
         (a)Kana Communications, Inc. ..............................................                     280                  17,325
         (a)Keynote Systems, Inc. ..................................................                     150                  10,584
         (a)Korea Thrunet Co., Ltd. ................................................                     300                   4,200
         (a)Liberate Technologies, Inc. ............................................                     380                  11,139
         (a)LookSmart, Ltd. ........................................................                     430                   7,955
         (a)Lycos, Inc. ............................................................                     540                  29,160
         (a)Macromedia, Inc. .......................................................                     230                  22,238
         (a)MarchFirst, Inc. .......................................................                     666                  12,155
         (a)McAfee.com Corporation .................................................                     200                   5,213
         (a)NaviSite, Inc. .........................................................                     260                  10,871
         (a)NBC Internet, Inc. .....................................................                     310                   3,875
         (a)NEXTLINK Communications, Inc. ..........................................                     321                  12,178
         (a)NorthPoint Communications Group, Inc. ..................................                     610                   6,824
         (a)Phone.com, Inc. ........................................................                     340                  22,143
         (a)Portal Software, Inc. ..................................................                     710                  45,351
         (a)Priceline.com Incorporated .............................................                     760                  28,868
         (a)Proxicom, Inc. .........................................................                     270                  12,926
         (a)PSINet Inc. ............................................................                     730                  18,341
         (a)Rare Medium Group, Inc. ................................................                     300                   4,744
         (a)Razorfish, Inc. ........................................................                     480                   7,710
         (a)RealNetworks, Inc. .....................................................                     680                  34,382
         (a)Rhythms NetConnections Inc. ............................................                     360                   4,523
         (a)RSA Security Inc. ......................................................                     200                  13,850
         (a)S1 Corporation .........................................................                     230                   5,362
         (a)Sapient Corporation ....................................................                     260                  27,804
         (a)Scient Corporation .....................................................                     320                  14,120
         (a)Software.com, Inc. .....................................................                     200                  25,975
         (a)TIBCO Software Inc. ....................................................                     900                  96,511
         (a)Tumbleweed Communications Corporation ..................................                     120                   6,105
         (a)USinternetworking, Inc. ................................................                     470                   9,606
         (a)Ventro Corporation .....................................................                     200                   3,775
         (a)VeriSign, Inc. .........................................................                     534                  94,251

                                                                                                                         (Continued)

                                                      de Leon INTERNET 100 FUND

                                                      PORTFOLIO OF INVESTMENTS

                                                            June 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Value
                                                                                                       Shares              (note 1)
------------------------------------------------------------------------------------------------------------------------------------

COMMON STOCKS - (Continued)

       Computer Software & Services - (Continued)
         (a)VerticalNet, Inc. ........................................................                    340             $   12,559
         (a)Vignette Corporation .....................................................                    860                 44,733
         (a)Vitria Technology, Inc. ..................................................                    560                 34,230
         (a)webMethods, Inc. .........................................................                    130                 20,434
         (a)Yahoo! Inc. ..............................................................                    850                105,294
                                                                                                                          ----------
                                                                                                                           2,291,007
                                                                                                                          ----------
       Entertainment - 0.23%
         (a)Ticketmaster Online-CitySearch, Inc. .....................................                    380                  6,056
                                                                                                                          ----------

       Financial - Securities Brokers - 0.80%
         (a)E*TRADE Group, Inc. ......................................................                  1,300                 21,450
                                                                                                                          ----------

       Financial Services - 0.36%
         (a)Ameritrade Holding Corporation ...........................................                    840                  9,765
                                                                                                                          ----------

       Foreign - American Depository Receipts - 3.39% (b)
         (a)Baltimore Technologies plc - ADR .........................................                    900                 14,175
         (a)Freeserve plc - ADR ......................................................                    450                 22,556
         (a)Satyam Infoway Limited -ADR ..............................................                    430                  9,567
         (a)Terra Networks, S.A. - ADR ...............................................                  1,230                 44,857
                                                                                                                          ----------
                                                                                                                              91,155
                                                                                                                          ----------
       Retail - Grocery - 0.38%
         (a)Webvan Group Inc. ........................................................                  1,400                 10,194
                                                                                                                          ----------

       Retail - Specialty Line - 0.21%
         (a)PurchasePro.com, Inc. ....................................................                    140                  5,740
                                                                                                                          ----------

       Telecommunications - 2.39%
         (a)Copper Mountain Networks, Inc. ...........................................                    240                 21,150
         (a)Net2Phone, Inc. ..........................................................                    260                  9,279
         (a)Netro Corporation ........................................................                    230                 13,196
         (a)Verio Inc. ...............................................................                    375                 20,807
                                                                                                                          ----------
                                                                                                                              64,432
                                                                                                                          ----------
       Telecommunications Equipment - 1.86%
         (a)Aether Systems, Inc. .....................................................                    155                 31,775
         (a)Efficient Networks, Inc. .................................................                    250                 18,391
                                                                                                                          ----------
                                                                                                                              50,166
                                                                                                                          ----------

       Total Common Stocks (Cost $3,185,447) .........................................                                     2,621,165
                                                                                                                          ----------


                                                                                                                         (Continued)

                                                      de Leon INTERNET 100 FUND

                                                      PORTFOLIO OF INVESTMENTS

                                                            June 30, 2000

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            Value
                                                                                                       Shares              (note 1)
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT COMPANY - 0.14%

       Evergreen Money Market Treasury Institutional Money
            Market Fund Institutional Service Shares ..................................                3,806              $    3,806
            (Cost $3,806)                                                                                                 ----------



Total Value of Investments (Cost $3,189,253 (c)) ......................................                 97.52%            $2,624,971
Other Assets Less Liabilities .........................................................                  2.48%                66,803
                                                                                                       ------             ----------
       Net Assets .....................................................................                100.00%            $2,691,774
                                                                                                       ======             ==========



       (a) Non-income producing investment.

       (b) Foreign securities represent securities issued in the United States markets by non-domestic companies.

       (c) Aggregate cost  for federal income tax purposes is $3,210,135.  Unrealized appreciation (depreciation) of investments for federal income tax purposes is as follows:



            Unrealized appreciation .........................................................................            $  323,101
            Unrealized depreciation .........................................................................              (908,265)
                                                                                                                         ----------

                            Net unrealized depreciation .....................................................            $ (585,164)
                                                                                                                         ==========


















See accompanying notes to financial statements


                                                      de Leon INTERNET 100 FUND

                                                 STATEMENT OF ASSETS AND LIABILITIES

                                                            June 30, 2000
                                                             (Unaudited)


ASSETS
       Investments, at value (cost $3,189,253) .........................................................                 $2,624,971
       Income receivable ...............................................................................                        104
       Receivable for investments sold .................................................................                     76,419
       Due from advisor (note 2) .......................................................................                     16,332
                                                                                                                         ----------

            Total assets ...............................................................................                  2,717,826
                                                                                                                         ----------

LIABILITIES
       Accrued expenses ................................................................................                     15,735
       Payable for investment purchases ................................................................                      6,014
       Disbursements in excess of cash on demand deposit ...............................................                      4,303
                                                                                                                         ----------

            Total liabilities ..........................................................................                     26,052
                                                                                                                         ----------

NET ASSETS
       (applicable to 203,982 shares outstanding; unlimited
        shares of no par value beneficial interest authorized) .........................................                 $2,691,774
                                                                                                                         ==========

NET ASSET VALUE, REDEMPTION AND OFFERING PRICE PER SHARE
       ($2,691,774 / 203,982 shares) ...................................................................                     $13.20
                                                                                                                         ==========

NET ASSETS CONSIST OF
       Paid-in capital .................................................................................                 $3,176,255
       Undistributed net realized gain on investments ..................................................                     79,801
       Net unrealized depreciation on investments ......................................................                   (564,282)
                                                                                                                         ----------
                                                                                                                         $2,691,774
                                                                                                                         ==========

















See accompanying notes to financial statements


                                                      de Leon INTERNET 100 FUND

                                                       STATEMENT OF OPERATIONS

                                                For the period from September 8, 1999
                                                   (commencement of operations) to
                                                            June 30, 2000



INVESTMENT LOSS

       Income
            Dividends ......................................................................................              $   2,314
                                                                                                                          ---------

       Expenses
            Investment advisory fees (note 2) ..............................................................                 12,042
            Fund administration fees (note 2) ..............................................................                  3,088
            Distribution and service fees (note 3) .........................................................                  2,346
            Custody fees ...................................................................................                  7,249
            Registration and filing administration fees (note 2) ...........................................                  5,821
            Fund accounting fees (note 2) ..................................................................                 21,900
            Audit fees .....................................................................................                 10,250
            Legal fees .....................................................................................                 12,183
            Securities pricing fees ........................................................................                  5,661
            Shareholder recordkeeping fees .................................................................                  7,300
            Other accounting fees (note 2) .................................................................                  4,693
            Shareholder servicing expenses .................................................................                  8,800
            Registration and filing expenses ...............................................................                  8,501
            Printing expenses ..............................................................................                  4,863
            Trustee fees and meeting expenses ..............................................................                  5,296
            Other operating expenses .......................................................................                  3,136
                                                                                                                          ---------

                  Total expenses ...........................................................................                123,129
                                                                                                                          ---------

                  Less:
                       Expense reimbursements (note 2) .....................................................                (95,035)
                       Investment advisory fees waived (note 2) ............................................                (12,042)
                                                                                                                          ---------

                  Net expenses .............................................................................                 16,052
                                                                                                                          ---------

                       Net investment loss .................................................................                (13,738)
                                                                                                                          ---------

REALIZED AND UNREALIZED LOSS ON INVESTMENTS

       Net realized gain from investment transactions ......................................................                 93,539
       Decrease in unrealized appreciation on investments ..................................................               (564,282)
                                                                                                                          ---------

            Net realized and unrealized loss on investments ................................................               (470,743)
                                                                                                                          ---------

                  Net decrease in net assets resulting from operations .....................................              $(484,481)
                                                                                                                          =========






See accompanying notes to financial statements


                                                      de Leon INTERNET 100 FUND

                                                 STATEMENT OF CHANGES IN NET ASSETS

                                                For the period from September 8, 1999
                                                   (commencement of operations) to
                                                            June 30, 2000



INCREASE IN NET ASSETS

     Operations
           Net investment loss ..............................................................................           $  (13,738)
           Net realized ogain from investment transactions ..................................................               93,539
           Decrease in unrealized appreciation on investments ...............................................             (564,282)
                                                                                                                        ----------

               Net decrease in net assets resulting from operations .........................................             (484,481)
                                                                                                                        ----------

     Capital share transactions
           Increase in net assets resulting from capital share transactions (a) .............................            3,176,255
                                                                                                                        ----------

                    Total increase in net assets ............................................................            2,691,774

NET ASSETS

     Beginning of period ....................................................................................                    0
                                                                                                                        ----------

     End of period ..........................................................................................           $2,691,774
                                                                                                                        ==========



(a) A summary of capital share activity follows:


                                                                                                ----------              ----------
                                                                                                  Shares                   Value
                                                                                                ----------              ----------

Shares sold ................................................................                       243,642              $3,729,374

Shares redeemed ............................................................                       (39,660)               (553,119)
                                                                                                                        ----------

     Net increase ..........................................................                       203,982              $3,176,255
                                                                                                ==========              ==========















See accompanying notes to financial statements


                                                      de Leon INTERNET 100 FUND

                                                        FINANCIAL HIGHLIGHTS

                                           (For a Share Outstanding Throughout the Period)

                                                For the period from September 8, 1999
                                                   (commencement of operations) to
                                                            June 30, 2000



Net asset value, beginning of period ..................................................................                 $10.00

        Income from investment operations
            Net investment loss .......................................................................                  (0.07)
            Net realized and unrealizedo gain on investments ..........................................                   3.27 (a)
                                                                                                                    ----------

                  Total from investment operations ....................................................                   3.20
                                                                                                                    ----------


Net asset value, end of period ........................................................................                 $13.20
                                                                                                                    ==========


Total return ..........................................................................................                  32.00 %
                                                                                                                    ==========


Ratios/supplemental data

       Net assets, end of period ......................................................................             $2,691,774
                                                                                                                    ==========

       Ratio of expenses to average net assets
            Before expense reimbursements and waived fees .............................................                   7.67 % (b)
            After expense reimbursements and waived fees ..............................................                   1.00 % (b)

       Ratio of net investment loss to average net assets
            Before expense reimbursements and waived fees .............................................                  (7.52)% (b)
            After expense reimbursements and waived fees ..............................................                  (0.85)% (b)


       Portfolio turnover rate ........................................................................                  31.29 %



(a)  The per share amount is not consistent  with the net realized and unrealized loss for the period because of the timing of sales of fund shares and the amount of per share realized loss at such time.

(b)  Annualized.









See accompanying notes to financial statements


                            de Leon INTERNET 100 FUND

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

         The de Leon INTERNET 100 FUND (the "Fund"), an open-ended investment company, is a non-diversified series of shares of beneficial interest of the de Leon Funds Trust (the "Trust"). The Trust was organized on May 19, 1999 as an unincorporated business trust under Delaware law and is registered under the Investment Company Act of 1940, as amended. The investment objective of the Fund is to seek capital appreciation by investing at least 80% in equity securities of the de Leon Internet 100 Index - an index comprised of the 100 largest Internet companies traded on the NYSE, the AMEX, and the NASDAQ stock market. The Fund commenced operations on September 8, 1999. The following is a summary of significant accounting policies followed by the Fund.

         A. Security Valuation - The Fund's investments in securities are carried at value. Securities listed on an exchange or quoted on a national market system are valued at the last sales price as of 4:00 p.m. New York time on the day of valuation. Other securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the most recent bid price. Securities for which market quotations are not readily available, if any, are valued by using an independent pricing service or by following procedures approved by the Board of Trustees. Short-term investments are valued at cost which approximates value.

         B. Federal Income Taxes - No provision has been made for federal income taxes since substantially all taxable income has been distributed to shareholders. It is the policy of the Fund to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to make sufficient distributions of taxable income to relieve it from all federal income taxes.

               As a result of the Fund's operating net investment loss, a reclassification adjustment of $13,738 has been made on the statement of assets and liabilities to decrease accumulated net investment loss, bringing it to zero, and decrease net short-term realized gains from investment transactions.

         C. Investment Transactions - Investment transactions are recorded on the trade date. Realized gains and losses are determined using the specific identification cost method. Interest income is recorded daily on an accrual basis. Dividend income is recorded on the ex-dividend date.

         D. Distributions to Shareholders - The Fund may declare dividends quarterly, payable in March, June, September and December, on a date selected by the Trust's Trustees. In addition, distributions may be made annually in December out of net realized gains through October 31 of that year. Distributions to shareholders are recorded on the ex-dividend date. The Fund may make a supplemental distribution subsequent to the end of its fiscal year ending June 30.

         E. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets, liabilities, expenses and revenues reported in the financial statements. Actual results could differ from those estimates.


NOTE 2 - INVESTMENT ADVISORY FEE AND OTHER RELATED PARTY TRANSACTIONS

         Pursuant to an investment advisory agreement, de Leon Capital Management, L.L.C. (the "Advisor") provides the Fund with a continuous program of supervision of the Fund's assets, including the composition of its portfolio, and furnishes advice and recommendations with respect to investments, investment policies and the purchase and sale of securities. As compensation for its services, the Advisor receives a fee at the annual rate of 0.75% of the Fund's average daily net assets.


                                                                     (Continued)
                            de Leon INTERNET 100 FUND

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 2000


         The Advisor intends to voluntarily waive all or a portion of its fee and reimburse expenses of the Fund to limit total Fund operating expenses to 1.00% of the average daily net assets of the Fund. There can be no assurance that the foregoing voluntary fee waivers or reimbursements will continue. The Advisor has voluntarily waived a portion of its fee amounting to $12,042 ($0.09 per share) and has agreed to reimburse $95,035 of the Fund's operating expenses for the period ended June 30, 2000.

         The Fund's administrator, The Nottingham Company (the "Administrator"), provides administrative services to and is generally responsible for the overall management and day-to-day operations of the Fund pursuant to an accounting and administrative agreement with the Trust. As compensation for its services, the Administrator receives a fee at the annual rate of 0.175% of the Fund's first $125 million of average daily net assets, 0.150% of average daily net assets for the next $125 million, and 0.125% of average daily net assets over $250 million. The Administrator also receives a monthly fee of $2,250 for accounting and recordkeeping services. The contract with the Administrator provides that the aggregate fees for the aforementioned administration, accounting and recordkeeping services shall not be less than $3,000 per month. The Administrator also charges the Fund for certain expenses involved with the daily valuation of portfolio securities.

         North Carolina Shareholder Services, L.L.C. (the "Transfer Agent") serves as the Fund's transfer, dividend paying, and shareholder servicing agent. The Transfer Agent maintains the records of each shareholder's account, answers shareholder inquiries concerning accounts, processes purchases and redemptions of the Fund shares, acts as dividend and distribution disbursing agent, and performs other shareholder servicing functions.

         Certain Trustees and officers of the Trust are also officers of the Advisor, the distributor or the Administrator.


NOTE 3 - DISTRIBUTION AND SERVICE FEES

         The Board of Trustees, including the Trustees who are not "interested persons" of the Trust as defined in the Investment Company Act of 1940 (the "Act"), adopted a distribution and service plan pursuant to Rule 12b-1 of the Act (the "Plan"). The Act regulates the manner in which a regulated investment company may assume costs of distributing and promoting the sales of its shares and servicing of its shareholder accounts.

         The Plan provides that the Fund may incur certain costs, which may not exceed 0.25% per annum of the average daily net assets for each year elapsed subsequent to adoption of the Plan, for payment to the Distributor and others for items such as advertising expenses, selling expenses, commissions, travel, or other expenses reasonably intended to result in sales of shares in the Fund or support servicing of shareholder accounts. The Fund incurred $2,346 of such expenses under the Plan for the period from January 10, 2000 (effective date of the plan) to June 30, 2000.


NOTE 4 - PURCHASES AND SALES OF INVESTMENTS

         Purchases and sales of investments, other than short-term investments, aggregated $3,715,491 and $623,583, respectively, for the period ended June 30, 2000.

INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Trustees of de Leon Internet 100 Fund:

We have audited the accompanying statement of assets and liabilities of de Leon Internet 100 Fund (the "Fund"), including the portfolio of investments, as of June 30, 2000, and the related statements of operations and changes in net assets, and the financial highlights for the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2000, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Fund as of June 30, 2000, the results of its operations, changes in its net assets and the financial highlights for the period then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 20, 2000

                                     PART C
                                     ======

                               DE LEON FUNDS TRUST

                                    FORM N-1A

                                OTHER INFORMATION


ITEM 23.  Exhibits
          --------

(a)      Declaration of Trust.^1

(b)      By-Laws.^1

(c) Certificates for shares are not issued. Articles II and VII of the Declaration of Trust, previously filed as Exhibit (a) hereto, define the rights of holders of Shares.^1

(d) Investment Advisory Agreement between the de Leon Funds Trust and de Leon Capital Management, L.L.C., as Advisor.^2

(e) Distribution Agreement between the de Leon Funds Trust and Capital Investment Group, Inc., as Distributor.^2

(f)      Not applicable.

(g) Custodian Agreement between the de Leon Funds Trust and First Union National Bank, as Custodian.^2

(h)(1) Fund Accounting and Compliance Administration Agreement between the de Leon Funds Trust and The Nottingham Company, Inc., as Administrator.^2

(h)(2) Dividend Disbursing and Transfer Agent Agreement between the de Leon Funds Trust and NC Shareholder Services, LLC, as Transfer Agent.^2

(h)(3) Amended and Restated Expense Limitation Agreement between the de Leon Funds Trust and de Leon Capital Management, L.L.C.

(i)(1) Opinion of Dechert, Counsel, regarding the legality of securities registered.^2

(i)(2)   Consent of Dechert, Counsel.

(j)(1)   Opinion of Deloitte & Touche LLP, Independent Public Accountants.^2

(j)(2)   Consent of Deloitte & Touche LLP, Independent Public Accountants.

(k)      Balance Sheet.^2

(l)      Subscription Agreements.^2

(m)      Distribution Plan under Rule 12b-1 for the de Leon Funds Trust.^2

(n)      Not applicable.

(p)(1)   Code of Ethics for the de Leon Funds Trust.

(p)(2)   Code of Ethics for de Leon Capital Management, L.L.C.

(q)      Powers of Attorney.^2

-----------------------
1. Incorporated herein by reference to Registrant's Registration Statement on Form N-1A filed May 19, 1999 (File No. 333-78815).
2. Incorporated herein by reference to Registrant's Registration Statement on Form N-1A Pre-Effective Amendment No. 2 filed September 2, 1999 (File No. 333-78815).


ITEM 24.  Persons Controlled by or Under Common Control with the Registrant
          -----------------------------------------------------------------

         No person is controlled by or under common control with the de Leon Funds Trust.


ITEM 25.  Indemnification
          ---------------

         Reference is made to Article X of the Registrant's Trust Instrument.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.


ITEM 26.  Business and other Connections of the Investment Advisor
          --------------------------------------------------------

         The description of de Leon Capital Management, L.L.C., under the caption of "Management of the Fund - The Investment Advisor" in the Prospectus and under the caption "Management and Other Service Providers - Investment Advisor" in the Statement of Additional Information constituting Parts A and B, respectively, of this Registration Statement, are incorporated by reference herein. Information concerning the directors and officers of de Leon Capital Management, L.L.C. as set forth in de Leon Capital Management, L.L.C.'s Form ADV filed with the Securities and Exchange Commission on July 19, 1999 (File No. 801-56724), and amended through the date hereof, is incorporated by reference herein.


ITEM 27.  Principal Underwriter
          ---------------------

(a) Capital Investment Group, Inc., the Registrant's distributor, is also the underwriter and distributor for The Chesapeake Aggressive Growth Fund, The Chesapeake Growth Fund, The Chesapeake Core Growth Fund, WST Growth Fund, Capital Value Fund, EARNEST Partners Fixed Income Trust, The Brown Capital Management Equity Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Small Company Fund, The Brown Capital Management International Equity Fund, Blue Ridge Total Return Fund, SCM Strategic Growth Fund, and Wisdom Fund.

(b) Set forth below is certain information regarding the directors and officers of Capital Investment Group, Inc.

                                POSITION(S) AND OFFICE(S)      POSITION(S) AND
NAME AND PRINCIPAL              WITH CAPITAL INVESTMENT        OFFICE(S) WITH
BUSINESS ADDRESS                GROUP, INC.                    REGISTRANT
==================              ========================       ===============

Richard K. Bryant               President                      None
17 Glenwood Avenue
Raleigh, NC  27622

E.O. Edgerton, Jr.              Vice-President                 None
17 Glenwood Avenue
Raleigh, NC  27622

Delia Zimmerman                 Secretary                      None
17 Glenwood Avenue
Raleigh, NC  27622

Con T. McDonald                 Assistant Vice-President       None
17 Glenwood Avenue
Raleigh, NC  27622

W. Harold Eddins, Jr.           Assistant Vice-President       None
17 Glenwood Avenue
Raleigh, NC  27622

Richard S. Battle               Assistant Vice-President       None
17 Glenwood Avenue
Raleigh, NC  27622

(c)      Not applicable.


ITEM 28.  Location of Accounts and Records
          --------------------------------

         All account books and records not normally held by First Union National Bank, the Custodian to the de Leon Funds Trust, are held by the de Leon Funds Trust, in the offices of The Nottingham Company, Inc., Fund Accountant and Administrator; NC Shareholder Services, LLC, Transfer Agent; or de Leon Capital Management, L.L.C., the Investment Advisor to the de Leon Funds Trust.

         The address of The Nottingham Company, Inc. is 105 North Washington Street, Post Office Box 69, Rocky Mount, North Carolina 27802-0069. The address of NC Shareholder Services, LLC is 107 North Washington Street, Post Office Box 4365, Rocky Mount, North Carolina 27803-0365. The address of de Leon Capital Management, L.L.C. is 354 Broadway, New York, New York 10013. The address of First Union National Bank 123 S. Broad Street, Philadelphia, Pennsylvania 19109.


ITEM 29.  Management Services
          -------------------

         Not Applicable.


ITEM 30.  Undertakings
          ------------

         Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this Amendment No. 5 under the Investment Company Act of 1940, as amended, to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Rocky Mount, and State of North Carolina on this 1st day of November, 2000.



DE LEON FUNDS TRUST


By:   /s/ C. Frank Watson, III
     _____________________________
     C. Frank Watson, III
     Secretary



Pursuant to the requirements of the Investment Company Act of 1940, as amended, this Amendment No. 5 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                           Title                     Date
      ---------                           -----                     ----


             *                           Trustee               November 1, 2000
___________________________
Jack E. Brinson


             *                           Trustee               November 1, 2000
___________________________
Theo H. Pitt, Jr.


             *                           Trustee               November 1, 2000
___________________________
Paul John de Leon


  /s/ Julian G. Winters                  Treasurer             November 1, 2000
___________________________              Assistant Secretary
Julian G. Winters




* By:   /s/ C. Frank Watson, III               Dated:  November 1, 2000
       _____________________________
        C. Frank Watson, III
        Attorney-in-Fact

                                INDEX TO EXHIBITS
                      (FOR POST-EFFECTIVE AMENDMENT NO. 2)
                      ------------------------------------


EXHIBIT NO.
UNDER PART C
OF FORM N-1A               NAME OF EXHIBIT
-------------   --------------------------------------

   (h)(3)       Amended and Restated Expense Limitation Agreement

   (i)(2)       Consent of Dechert, Counsel

   (j)(2)       Consent of Deloitte & Touche LLP, Independent Public Accountants

   (p)(1)       Code of Ethics for the de Leon Funds Trust

   (p)(2)       Code of Ethics for de Leon Capital Management, L.L.C.